UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Under §240.14a-12

CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

March 13, 2020

Centene Corporation
Centene Plaza
7700 Forsyth Boulevard
St. Louis, Missouri 63105
March 13, 2020

Dear Fellow Stockholders:

Our 2020 Annual Meeting of Stockholders will be held at Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, April 28, 2020. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and stockholders, and I hope that you will be able to join us. Due to the potential for unprecedented health concerns, we reserve the right to convert the in-person meeting to a virtual-only meeting at a later date. If the meeting is converted to a virtual-only meeting, we will provide additional definitive materials and also communicate via broad non-exclusionary means, including posting the change to the Investors section of our website.

On or about March 16, 2020, we will begin mailing to our stockholders a proxy notice containing instructions on how to access our Proxy Statement, Annual Review and Annual Report on Form 10-K, and vote online. Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. The notice contains instructions on how you can receive a paper copy of the Proxy Statement, Annual Review and Annual Report on Form 10-K, if you only received a proxy notice by mail.

If you are a stockholder of record you may vote:

•via internet;
•by telephone;
•by mail; or
•in person at the meeting.

To vote by internet or telephone, please follow the instructions on the proxy notice. To vote by mail, request a set of proxy materials as instructed on the proxy notice. You may attend the meeting and vote in person even if you have previously voted.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

Michael F. Neidorff
Chairman, President, and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION
CENTENE PLAZA
7700 FORSYTH BOULEVARD
ST. LOUIS, MISSOURI 63105

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, April 28, 2020

Place	Centene Plaza 7700 Forsyth Boulevard St. Louis, Missouri 63105 Centene Auditorium

Items of Business	At the meeting, we will ask you and our other stockholders to consider and act upon the following matters:

(1) to elect four Class I Directors to three-year terms, to elect one Class II Director to a one-year term, and to elect one Class III Director to a two-year term;
(2) advisory resolution to approve executive compensation;
(3) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
(4) to approve an amendment to increase the number of authorized shares under our employee stock purchase plan;
(5) to consider the stockholder proposal on political spending disclosures, if properly presented at the meeting;
(6) to consider the stockholder proposal on the elimination of supermajority voting provisions, if properly presented at the meeting; and
(7) to transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on February 28, 2020.

Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting. Please reference the proxy notice for additional information.

Stockholder List
A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Christopher A. Koster, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices located at 7700 Forsyth Boulevard, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 14, 2020, up to one hour prior to the time of the meeting.

Attending the Annual Meeting
If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate, or, if your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

By order of the Board of Directors,

Christopher A. Koster
Secretary

St. Louis, Missouri
March 13, 2020

2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

Information About the Meeting

We have sent you a notice of this proxy statement because our Board of Directors (the Board) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

When and where is the annual meeting?
When: Tuesday, April 28, 2020, at 10:00 a.m., central daylight savings time.
Where: Centene Plaza, 7700 Forsyth Boulevard, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.
Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail or facsimile. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. The Company has retained Morrow Sodali, LLC and Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies at an estimated cost of $12,500 each, plus expenses.

We are making this proxy statement and our 2019 Annual Report available to stockholders for the first time on or about March 16, 2020.

Who is entitled to vote at the meeting?
Holders of record of our common stock at the close of business on February 28, 2020, are entitled to one vote per share on each matter properly brought before the meeting. The proxy notice states the number of shares you are entitled to vote.

You may vote your shares at the meeting in person or by proxy:

•
TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting. If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

•
TO VOTE BY PROXY, you must follow the instructions on the proxy notice and then vote by means of the internet, telephone or, if you received your proxy materials by mail, mailing the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify. If, after requesting paper materials, you complete the proxy card with the exception of voting instructions for any proposal, then the designated persons will vote your shares in accordance with the recommendations of the Board of Directors. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

1 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

Even if you vote by means of the internet, telephone, or complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Christopher A. Koster, our Secretary, at our address as set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders;

•	submit a new vote by means of the mail, internet or telephone; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

What do I need to do if I plan to attend the meeting in person?
If you would like to attend the meeting, please bring evidence to the meeting that you own common stock, such as a stock certificate. If your shares are held by a broker, bank or other nominee, please bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification.

What is the quorum requirement?
At the close of business on February 28, 2020, there were 586,810,719 shares of our common stock outstanding, net of treasury shares. Our By-Laws require that a majority of the shares of our common stock issued and outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

What vote is required to approve each proposal?
Our By-Laws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at the meeting. A majority of the votes cast means the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that director nominee. In accordance with our Corporate Governance Guidelines, in this election, any director nominee who receives a greater number of votes “AGAINST” his or her election than “FOR” votes must tender his or her resignation to the Board of Directors promptly following certification of the stockholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including an explanation of its decision. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a director nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, to approve on an advisory non-binding basis, the Company's executive compensation, to approve the amendment to increase the number of authorized shares under the Company's employee stock purchase plan, to consider the stockholder proposal on political spending disclosures, and to consider the stockholder proposal on the elimination of supermajority voting provisions. Abstentions and broker non-votes with respect to each of these proposals will not be considered as votes cast with respect to the matter and thus will have no effect on the vote except with respect to the proposal to approve the amendment to increase the number of authorized shares under our employee stock purchase plan, where abstentions will have the effect of votes cast "AGAINST" this proposal.

Centene Corporation 2

2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT THE MEETING

Will other matters be considered at the meeting?
Our Board of Directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons appointed as proxies by the Board of Directors intend to vote the proxies in accordance with their best judgment.

The Chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the procedures set forth in our By-Laws.

3 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

Nominees and Continuing Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes serving for staggered three-year terms. Under our By-Laws, our Board of Directors has the authority to fix the number of directors, provided that the Board must have between five and twelve members. The first proposal on the agenda for the meeting is the election of four nominees to serve as Class I Directors for three-year terms beginning at the meeting and ending at our 2023 Annual Meeting of Stockholders, one nominee to serve as Class II Director for a one-year term beginning at the meeting and ending at our 2021 Annual Meeting of Stockholders, and one nominee to serve as Class III Director for a two-year term beginning at the meeting and ending at our 2022 Annual Meeting of Stockholders.

No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.

The Board has nominated Michael F. Neidorff, H. James Dallas, Robert K. Ditmore, Richard A. Gephardt, Lori J. Robinson, and William L. Trubeck for re-election to the Board. We expect that Mr. Neidorff, Mr. Dallas, Mr. Ditmore, Mr. Gephardt, General Robinson, and Mr. Trubeck will be able to serve if elected. If any of them are not able to serve, proxies may be voted for a substitute nominee or nominees.

The Board believes the election of these six nominees is in our best interests and the best interests of our stockholders and recommends a vote “FOR” the election of the six nominees.

Centene Corporation 4

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Class I Directors - Standing For Election for Term Expiring in 2023

Michael F. Neidorff
Principal Occupation: Chairman, President and Chief Executive Officer (CEO) of Centene Corporation
First Became Director: May 1996
Age: 77
Mr. Neidorff has served as our Chairman, President and Chief Executive Officer since April 2019. From November 2017 to April 2019, he served as our Chairman and Chief Executive Officer. From May 2004 to November 2017, Mr. Neidorff served as Chairman, President and Chief Executive Officer. From May 1996 to May 2004, Mr. Neidorff served as President, Chief Executive Officer and as a member of our Board of Directors. Mr. Neidorff previously served as a director of Caleres, Inc.
Qualifications: Mr. Neidorff's range of experience includes, in particular, experience as a chief executive officer, as well as healthcare, investment banking, organizational development expertise and community involvement.

Robert K. Ditmore
Principal Occupation: Retired Director, President and Chief Operating Officer of United Healthcare Corporation
First Became Director: 1996
Age: 86
Mr. Ditmore is a retired Director, President and Chief Operating Officer of United Healthcare Corporation (managed care industry), now known as UnitedHealth Group, Inc.
Qualifications: Mr. Ditmore's range of experience includes, in particular, chief executive officer roles and extensive healthcare and service industry expertise.

Richard A. Gephardt
Principal Occupation: Chief Executive Officer and President of Gephardt Group, LLC; Former Majority Leader of the U.S. House of Representatives
First Became Director: December 2006
Age: 79
Mr. Gephardt has served as Chief Executive Officer and President of Gephardt Group, LLC (consulting business) since 2005. Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005; he was House Majority Leader from 1989 to 1995 and Minority Leader from 1995 to 2003. He also serves as a director for Spirit Aerosystems Holdings, Inc. Mr. Gephardt previously served as a director for Ford Motor Company, CenturyLink and US Steel Corporation.
Qualifications: Mr. Gephardt's range of experience includes, in particular, political and regulatory relationships as well as investment banking and healthcare expertise.

Lori J. Robinson
Principal Occupation: Retired United States Air Force General
First Became Director: October 2019
Age: 61
General Robinson served in the Air Force until her retirement in July 2018 following a 36-year military career, including Commander of North American Aerospace Defense Command (NORAD) and U.S. Northern Command (NORTHCOM). General Robinson currently serves on the Board of Directors of Korn Ferry and NACCO.
Qualifications: General Robinson’s range of experience includes, in particular, organizational development expertise and military service.

5 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Class II Director - Standing for Election for Term Expiring in 2021

William L. Trubeck
Principal Occupation: Former Executive Vice President and Chief Financial Officer, H&R Block, Inc.; Former Executive Vice President and Chief Financial Officer, Waste Management, Inc.; Former Senior Vice President and Chief Financial Officer, International Multifoods, Inc.
First Became Director: January 2020
Age: 73
Mr. Trubeck served as Interim Executive Vice President and Chief Financial Officer of YRC Worldwide from March 2011 to July 2011 and served as Executive Vice President and Chief Financial Officer of H&R Block, Inc. from 2004 to 2007.
Mr. Trubeck served on the WellCare Board of Directors since 2010 and joined Centene's board of Directors upon the closing of the WellCare acquisition.
Qualifications: Mr. Trubeck's range of experience includes, in particular, public company governance, companies with revenues greater than $1 billion and chief financial officer roles.

Class III Director - Standing for Election for Term Expiring in 2022

H. James Dallas
Principal Occupation: Former Senior Vice President, Quality and Operations, Medtronic Public Limited Company; Former Senior Vice President and Chief Information Officer, Medtronic Public Limited Company; Former Vice President and Chief Financial Officer, Georgia-Pacific Corporation
First Became Director: January 2020
Age: 61
Mr. Dallas has served as Chief Executive Officer and President of James Dallas & Associates (information technology consulting) since 2013. From March 2006 until September 2013, Mr. Dallas was with Medtronic Public Limited Company, a manufacturer of cardiac and other specialized medical devices. He served as Senior Vice President, Quality and Operations from 2008 to 2013. From 2006 to 2014, he served as Senior Vice President and Chief Information Officer. Prior to joining Medtronic, Mr. Dallas was with Georgia-Pacific Corporation from 1984 to 2006 in various roles of increasing responsibility, including its Vice President and Chief Information Officer.
Mr. Dallas served on the WellCare Board of Directors since 2016 and joined Centene's board of Directors upon the closing of the WellCare acquisition. Mr. Dallas currently serves on the Board of Directors of KeyCorp and Strategic Education, Inc. Mr. Dallas previously served as a director of the Capella Education Company.
Qualifications: Mr. Dallas’ range of experience includes, in particular, technology, healthcare and companies with revenues greater than $1 billion.

Centene Corporation 6

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Class II Directors - Term Expiring in 2021

Jessica L. Blume
Principal Occupation: Retired Vice Chairman of Deloitte LLP
First Became Director: February 2018
Age: 65
Ms. Blume was Vice Chairman of Deloitte LLP from 2012 until her retirement in 2015. She served in various leadership positions during her 26 years at Deloitte including serving on the Board of Directors, as the Chair of the Executive Compensation and Evaluation Committee, and a member of the Finance, Governance, Strategic Investment and Risk Committees. Ms. Blume currently serves as a director of Publix Super Markets, Inc.
Qualifications: Ms. Blume's range of experience includes, in particular, public accounting, technology and organizational development expertise.

Frederick H. Eppinger
Principal Occupation: Director, President and Chief Executive Officer of Stewart Information Services Company
First Became Director: April 2006
Age: 61
Mr. Eppinger has served as Director, President and Chief Executive Officer of Stewart Information Services Company since September 2019. He served as Director, President and Chief Executive Officer of The Hanover Insurance Group, Inc. (insurance and financial services industries) from 2003 to 2016. Mr. Eppinger serves as a director of QBE Insurance Group Limited.
Qualifications: Mr. Eppinger's range of experience includes, in particular, his experience as a chief executive officer, as well as organizational development and insurance industry expertise.

David L. Steward
Principal Occupation: Founder and Chairman of World Wide Technology, Inc.
First Became Director: May 2003
Age: 68
Mr. Steward is the founder of World Wide Technology, Inc. (systems integration industry) and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com (an affiliate of World Wide Technology, Inc.), since 1997. He also served as a director of First Banks, Inc., a registered bank holding company, from 2000 to 2013.
Qualifications: Mr. Steward's range of experience includes, in particular, his experience as a chief executive officer, political and regulatory relationships, technology expertise and community involvement.

7 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Class III Directors - Term Expiring in 2022

Orlando Ayala
Principal Occupation: Retired Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation
First Became Director: September 2011
Age: 63
Mr. Ayala served as Chairman and Corporate Vice President of Emerging Businesses for Microsoft Corporation until August of 2016. He joined Microsoft in 1991 as Senior Director of the Latin America region and from 1998 to 2003 was in charge of Global Sales, Marketing and Services as Executive VP. For more than 30 years, Mr. Ayala held increasingly senior leadership roles in the technology sector. Mr. Ayala has also served as a Director for Ecopetrol since 2019.
Qualifications: Mr. Ayala's range of experience includes, in particular, technology, organizational development and international expertise.

John R. Roberts
Principal Occupation: Retired Regional Managing Partner, Arthur Andersen LLP
First Became Director: March 2004
Age: 78
Mr. Roberts is a retired Managing Partner, Mid-South Region, of Arthur Andersen LLP. He previously served as Director and Chairman of the Audit Committee of Energizer Holdings, Inc. for 14 years and as Director and Chairman of the Audit Committee for Regions Financial Corporation for 13 years.
Qualifications: Mr. Roberts' range of experience includes, in particular, public accounting expertise as well as experience in financial service industries, public company governance and experience with companies with revenues greater than $1 billion.

Tommy G. Thompson
Principal Occupation: Chairman and Chief Executive Officer of Thompson Holdings; Retired Partner of Akin Gump Strauss Hauer & Feld LLP; Former Governor of the State of Wisconsin; Former Health and Human Services Secretary
First Became Director: April 2005
Age: 78
Mr. Thompson has served as Chairman and Chief Executive Officer of Thompson Holdings since 2012. Mr. Thompson served as Partner of Akin Gump Strauss Hauer & Feld LLP (law firm) in Washington, D.C. from 2005 to 2012 and as President of Logistics Health, Inc. from 2005 to 2011. From 2001 to 2005, Mr. Thompson served as Secretary of U.S. Department of Health & Human Services. From 1987 to 2001, Mr. Thompson served as Governor of the State of Wisconsin. He also serves as a director of TherapeuticsMD Inc., Physicians Realty Trust, and United Therapeutics Corp. Mr. Thompson also previously served as a director of Tyme Technologies, C.R. Bard, Inc., and Cytori Therapeutics, Inc.
Qualifications: Mr. Thompson's range of experience includes, in particular, experience as a chief executive officer, political and regulatory relationships and healthcare expertise.

Centene Corporation 8

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Corporate Governance and Risk Management

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. Our Ethics and Compliance Program provides methods by which we further enhance operations, safeguard against fraud and abuse and help ensure that our values are reflected in everything we do. We have also reviewed and believe we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the applicable Securities and Exchange Commission (SEC) rules, and the listing standards of the New York Stock Exchange (NYSE). Our Board of Directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, duties of key Board Committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com.

Our Board of Directors has adopted a Business Ethics and Code of Conduct Policy (the Policy) which is applicable to all directors, officers and employees of the Company, including the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. While no policy can replace the thoughtful behavior of an ethical director, officer or employee, we believe the Policy will, among other things, focus our Board and management on areas of ethical risk, provide guidance for recognizing and responding to ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment to, or waiver of, the Policy involving a director or executive officer may only be made by the Board or a committee of the Board. A current copy of the Policy is posted on our website, www.centene.com. Any future amendments of the Policy will be promptly disclosed on our website.

Our policy concerning pre-approval of related party transactions is incorporated into the provisions of the Policy. As part of the Policy, our directors, officers and employees are responsible for disclosing any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Senior Vice President of Internal Audit, Compliance & Risk Management of the Company or the Board of Directors, in the case of an executive officer or director, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest.

The Board of Directors oversees execution of the Company’s enterprise risk management (ERM) framework with assistance provided by Board Committees. This oversight is enabled by quarterly risk reporting from executive management. These reports are designed to provide visibility into the identification, assessment, monitoring and management of critical risks, including strategic, operational, financial, compensation, regulatory, compliance, investment, information security and other risks. In addition, the Board and its committees are informed of emerging risks and opportunities which could impact the Company’s risk profile. This information is combined with other data to evaluate the Company’s performance in relation to tolerance levels established in Centene’s risk appetite framework on a quarterly basis. Management is responsible for executing day-to-day risk activities, and ensuring that ERM is integrated with strategic decision-making and financial budgeting processes.

As noted above, the Board uses its Committees to assist in its risk oversight function:

•
Our Audit Committee assists in the oversight of our financial and reporting risks, disclosure risk and procedures, business ethics and conduct risks, investment risk, and risk assessment and management policies. The Company's Senior Vice President of Internal Audit, Compliance & Risk Management, who reports to the Audit Committee and CEO, assists the Company in identifying and evaluating risk management controls and methodologies to address risks and provides reports to the Audit Committee quarterly. The Audit Committee meets privately with representatives from the Company's independent registered public accounting firm and the Company's Senior Vice President of Internal Audit, Compliance & Risk Management.

•
Our Compensation Committee assists in the oversight of risks associated with our compensation plans and policies. Please see the discussion in the “Compensation Discussion & Analysis,” or “CD&A,” under the heading “Risk Disclosure” for a discussion of elements intended to mitigate excessive risk taking by our employees.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

•	Our Nominating and Governance Committee assists in the oversight of Board processes and corporate governance-related risk.

•	Our Government and Regulatory Affairs Committee assists in the oversight of political and regulatory risks.

•	Our Technology Committee assists in the oversight of risks associated with our systems and technology, including risks related to cybersecurity.

•	Our Compliance Committee assists in the oversight of overall compliance risks.

Our Board of Directors and its Committees are supported by our Management Oversight Committee, which formally oversees our enterprise and security risk management (ERM and SRM, respectively) functions. The Management Oversight Committee is a cross-functional governance group comprised of certain members of our executive leadership team. The duties of the Management Oversight Committee include:

•	Oversight of the process used to identify, assess, respond, and report on risk and compliance issues;

•	Determine Centene’s risk appetite and risk tolerance levels. All changes are reviewed and approved by the Board;

•	Review of performance measures against established risk tolerances and recommend corrective action where appropriate;

•	Review of findings from internal audit activities for accuracy and clarity;

•	Provide direction for resource allocation to address internal audit findings and/or gaps identified through ERM, SRM, and Corporate Compliance activities; and

•	Validate assignment of risk owners associated with identified exposures and monitor plans to address documented findings/gaps.

Centene Corporation 10

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Environmental, Social, Governance and Corporate Responsibility

OUR PURPOSE

OUR MISSION

Better health outcomes at lower costs

OUR BRAND PILLARS

Focus on Individuals + Whole Health + Active Local Involvement

OUR BELIEFS

- We must treat the whole person, not just the physical body.
- Treating people with kindness, respect and dignity empowers healthy decisions.
- We have a responsibility to remove barriers and make it simple to get well, stay well, and be well.
- Local partnerships enable meaningful, accessible healthcare.
- Healthier individuals create more vibrant families and communities.

At Centene, our purpose is transforming the health of the community, one person at a time. The ultimate foundation of everything we do is centered on our purpose and the pillars that set us apart as a company: our focus on individuals, commitment to whole health and active local involvement. With more than three decades of experience operating government-sponsored programs, we understand the importance of how environmental, including climate considerations, and social factors impact the long-term health and well-being of people. Our mission to attain better health outcomes at lower costs is supported by our culture of sound corporate governance to ensure quality, accessible and affordable healthcare is available for all. Environmental consciousness, social responsibility and sound governance have been core elements of our business since our humble beginnings launched by a former hospital bookkeeper, Elizabeth ‘Betty’ Brinn, in Milwaukee, Wisconsin. Betty’s experience growing up in an orphanage enabled her to see an opportunity to make a difference in healthcare by focusing on the unique needs of the individual - including focusing on ensuring a healthy living environment and meeting social needs, such as employment opportunities, access to transportation, food and education, to promote long-term health and well-being. Corporate social responsibility is at the core of who we are and what we do. Our commitment to environmental, social and governance (ESG) matters and corporate responsibility are a living expression of our purpose as we strive to transform the health of our communities, one person at a time. In support of our commitment, in 2019 we communicated our corporate social responsibility efforts in five key areas: sustainability, governance, employee partnership, philanthropy and community outreach and support, with special focus on the social determinants of health, which our founder, Betty Brinn, recognized as crucial to health and well-being in 1984. These five areas reflect Centene’s long-term vision and full commitment to the communities we serve and are further highlighted on our website at http://www.centene.com/why-were-different/social-responsibility.html.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Sustainability
Focus on environmental performance and sustainability is part of our day-to-day business operations. Our global headquarters features two LEED Gold Certified buildings and future construction projects have been developed with a goal of state-of-the art environmentally conscious design. Our newest data center in Missouri is also LEED certified. Our workforce has converted to Managed Print Services, resulting in secured and efficient printing that contributes to a reduction in paper use, solid waste and energy consumption. Further, environmentally friendly initiatives are in place in our onsite cafes that consciously seek to source food locally and use eco-friendly service ware. Our environmental consciousness is core to our culture as evidenced through the actions of our employees who engage in recycling efforts and volunteer opportunities such as planting gardens in the communities we serve, which not only is good for the environment, but also provides access to fresh, unprocessed foods that promote health and well-being.
Governance
Centene has a commitment to ethical business practices and compliance and our governance policies underscore this commitment. Our culture of compliance is supported through the actions of our workforce which attained one hundred percent participation in our annual compliance and business ethics training. We are dedicated to diversity in leadership emanating from the Board and senior management. Recently, we added three new members to serve on our board of directors. With these additions, our diverse board of 12 directors includes two women and three directors identifying as people of color. The skills and experience of our directors are also multi-faceted and bring unique viewpoints and qualifications to their oversight responsibilities. Three directors previously served in either elected or appointed governmental or military roles representing administrations within different political parties. This breadth and depth of knowledge and professional, public and civil service of our directors further enables Centene’s commitments to sound corporate governance underscored by a culture of compliance; advancing innovative technologies to foster accessible, affordable and quality healthcare; and providing thoughtful insights for supporting fair and sound health policy. Consistent with our approach to diversity of our corporate board members, we often recruit individuals from local communities to serve as directors on the governing boards of our regulated health plan subsidiaries. The individuals serving in this capacity include men and women from the ethnically and geographically diverse communities we serve. This representation of leadership diversity continues to be evident with our organization. Women represent 75 percent of our employees, 64 percent of employees in supervisory positions and more than 30 percent of our executive team. More than 50 percent of our total workforce identify as people of color, including nearly 40 percent of our company leadership. Almost 10 percent of our employees self-identify as individuals with disabilities.
Employee Partnership
Centene would not be the successful organization it is without the dedication and commitment to our purpose by our employees. Beyond ensuring compliance with just labor practices, diversity and inclusion are an integral part of our organization. We believe in fostering an inclusive environment and depend on the diverse ideas, experiences and cultures that our employees bring to the workplace. Along with commitment and advocacy from leaders at all levels of the company, our approach to diversity and inclusion is driven by four key pillars: Talent, Community Engagement, Supplier Diversity and Stakeholder Collaboration. In addition to enhancing the experience for our employees through diversity and inclusion programs and learnings, we purposefully create opportunities for employees to engage in innovative thinking and creativity, share insights and generate better business outcomes through our Employee Inclusion Groups (EIG). Since 2017, we have launched five EIGs: CenVet - Veterans and Military Families Network; MOSAIC - Multicultural Network; I.N.S.P.I.R.E. - Women's Network; cPride - LGBTQ+ Network; and ABILITY - People with Disabilities Network. Our EIGs are a key element of our inclusive culture and have demonstrated value in talent recruitment and retention, career development, brand enhancement and community engagement.
Centene recognizes that there are significant forces that are impacting the world, evolving the way of work and the healthcare industry. As such, we established Centene University investing in its commitment to enhancing and developing our employee’s capabilities and building skills for now and the future. Knowing that learning happens everywhere and employees have different learning styles, we are providing development opportunities to our employees through several different mediums. In 2019, we opened our state-of-the-art education center and launched our next generation, personalized learning experience platform. Just as

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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Centene focuses on the whole health of our members, we also encourage our employees to bring their best selves to work where they can develop both as people and professionals. We promote lifelong learning and encourage lateral movement across the enterprise, broadening our employee’s knowledge of our business and creating new insights through the perspectives of our customers. Through Centene University, we are focused on providing learning opportunities in the areas of leadership development, healthcare and core operations, emerging trends and technology, compliance and social learning.
Community Outreach and Support
Centene has long believed in removing barriers that prevent our members from accessing quality healthcare, and we have a responsibility to remove barriers and make it simple to get well, stay well, and be well. In keeping with our history of improving access to care, Centene launched our Provider Accessibility Initiative (PAI). Designed in collaboration with the National Council on Independent Living, the program aims to transition healthcare delivery into a fully accessible system for everyone while improving the accuracy and transparency of disability access data in provider directories. Since the PAI launched in 2017, over 2,600 accessibility site reviewers have been conducted across seven states. The PAI's Barrier Removal Fund (BRF) invites participating providers to submit projects that focus on the removal of architectural and programmatic barriers and the purchase of medical equipment. The PAI has awarded more than 140 grants funded by the BRF to participating network providers, launching 108 projects to improve disability access to healthcare products and services.
Centene’s commitment to local communities is seen on a daily basis through the partnerships developed on a local level by our family of health plans. Each year, thousands of events in hundreds of communities across the country are sponsored by our health plans, many with a focus on addressing the social determinants of health (SDoH) - the environmental, economic and social barriers that make it difficult to be healthy. We understand that health is driven by the places and conditions in which we are born, grow, play, live, work and age. As part of our commitment to improving our members’ lives and addressing these non-medical barriers, Centene established Social Health Bridge in 2019 to help community and healthcare organizations more effectively form the local partnerships needed to tackle non-medical barriers such as food insecurity, housing instability, unemployment and lack of transportation. This innovative approach helps bridge the gap between organizations, making it easier to work together to improve access and health outcomes.
Philanthropy
Giving back to the communities served by Centene is a clear example of the company’s commitment to social responsibility. The Centene Foundation for Quality Healthcare (CFQH) funds initiatives that address the SDoH or needs of the underserved populations. This is accomplished through a philanthropic giving plan that promotes efforts and activities that identify and address core causes of unequal access and treatment in healthcare. For example, the CFQH funded three programs aimed at addressing SDoH and the health needs of rural populations:
Kansas: Using Technology to Address Behavioral Health in Rural Communities
Louisiana: Agriculture and Nutrition Education for Youth and Families to Promote Healthy Habits
California: Building Partnerships to Address Health and Housing for the Justice-Involved
The models developed through these initiatives are being shared across the country in hopes that other rural communities facing similar challenges can benefit from these projects.
The Centene Charitable Foundation (CCF) supports charitable activities through its program of donations and grants, making significant impacts on local communities. The CCF helps community partners bring the arts, education and health and social services to every population regardless of barriers that may exist. In addition, Centene has provided financial support to develop numerous programs, such as the Centene Center for Health Transformation, to enhance the health and well-being of the community. Through a partnership between Centene, Washington University in St. Louis and Duke University, the Center aims to advance health solutions to improve lives so that communities can thrive. To further innovations in promoting healthy communities, Centene made a $100 million research grant over 10 years to Washington University aimed at accelerating affordable, customized treatment focusing on Alzheimer’s disease, breast cancer, diabetes and obesity.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Centene’s philanthropic efforts span across local community initiatives to national involvement. Our Chairman, President and Chief Executive Officer, Michael Neidorff, served as Chair of the National Urban League from 2014 to 2019 and now serves on the Board of Trustees. Centene employees also show their commitment to local communities through serving on non-profit boards, volunteer activities and by supporting their local United Way.
Centene is committed to helping people live healthier lives by providing high-quality healthcare, innovative programs and a wide range of health solutions to help families and individuals get well, stay well and be well. Attention to these five focus areas - sustainability, governance, employee partnership, philanthropy and community outreach and support - has been a part of the culture of Centene for over thirty-five years. Our purpose, transforming the health of the community, one person at a time, guides our daily decisions and sets the path for our long-term success. Our pillars - focus on the individual, whole health and active local involvement - are supported through our commitments to environmental consciousness, social responsibility and sound governance, all which exemplify corporate responsibility. We recognize the importance in providing clear and transparent information on ESG topics. Below is a table of additional highlights of our ESG and Corporate Responsibility actions and initiatives. Further information on our ESG-focused efforts will be discussed in future communications.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

Additional Environmental, Social, Governance and Corporate Responsibility highlights:

Environmental
Sustainability
Global headquarters features:
Our corporate headquarters space is LEED Gold certified
36,000 sq. ft. of vegetated roof and over 3,000 sq. ft. of native plantings decreasing energy consumption
Onsite café uses eco-effective systems to convert waste into renewable resources
Building expansions utilize Sustainable Action Plans

Social
Community Outreach and Support	Employee Partnership	Philanthropy
Centene's Social Health Bridge has partnered with The NHP Foundation and its affiliate Operation Pathways to provide affordable housing

Employee United Way contributions raised $3.5 million with 75% employee participation in 2019

All employees are required to complete annual Inclusive and Responsible Workplace training

Employee Inclusion Groups encompass multicultural, veterans and military, LGBTQ+ and networks for women and people with disabilities

51% of the workforce identify as people of color and 75% of the workforce are women

Generational diversity represented by Baby Boomers (17%), Gen X (41%), Gen Y (40%), Gen Z (1%), Silent (less than 1%)

Governance
All employees are required to complete annual Privacy and Confidentiality training
Government and Regulatory Affairs, Technology and Compliance Committees in place in addition to required board committees

Only independent directors serve on the Audit, Compensation and Nominating and Governance Committees

11 of 12 directors are independent

Refreshed Board with 4 of 12 directors appointed since 2018

Governing boards of our regulated health plans are 1/3 women and nearly 40% identify as people of color

Policies supporting Political Activities posted on our corporate website http://investors.centene.com/corporate-governance/highlights

Awards and Recognitions
Fortune World's Most Admired Companies - 2020
Bloomberg Gender Equality Index - 2020
Human Rights Campaign Corporate Equality Index Best Places to Work - 2020
Fortune Change the World - 2019
Diversity Inc. Top 50 Companies for Diversity - 2019
DEI Best Places to Work for Disability Inclusion - 2019
Women in the Workplace - McKinsey in partnership with LeanIn.Org - 2019
Employer Support of the Guard and Reserve since 2018

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

The Board's Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board's primary responsibilities include planning for CEO succession and monitoring and advising on succession planning for other executive officers. The Board's goal is to have a long-term and continuous program for effective senior leadership development and succession. The Board also has contingency plans in place for emergencies such as departure, death, or disability of the CEO or other executive officers.

Compensation Committee Interlocks and Insider Participation

Robert K. Ditmore (Chair), Orlando Ayala, David L. Steward, and Richard A. Gephardt were members of the Compensation Committee. During 2019, none of our executive officers served as a director or member of the Compensation Committee, or committee serving an equivalent function of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. None of the current members of our Compensation Committee have ever been an officer or employee of Centene or any of our subsidiaries.

Related Party Transactions

Our policy concerning pre-approval of related party transactions is incorporated into the provisions of our Business Ethics and Code of Conduct Policy.  Related parties include any of our directors or executive officers, certain of our stockholders, and their immediate family members. Related party transactions include any transaction or arrangement in which the amount involved exceeds $120,000 where the Company is a participant and a related party has a direct or indirect material interest. The Company compiles and reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such parties have a direct or indirect material interest. As required under SEC rules, we disclose in our Proxy Statement any related party transactions determined to be directly or indirectly material to us or a related party.

Effective February 18, 2019, the Company entered into a consulting agreement with Cynthia J. Brinkley, our former Chief Administrative & Markets Officer. Under the terms of the agreement, Ms. Brinkley will provide strategic advice and counsel on issues and projects for the Company including, but not limited to, acquisition integration and human resources matters. In exchange for these services, the Company has agreed to pay Ms. Brinkley $20,833 per month in cash and grant Ms. Brinkley $500,000 of restricted stock, vesting annually over two years. The agreement will remain in effect until February 18, 2021.

Effective January 1, 2020, the Company entered into a consulting agreement with Christopher Bowers, our former EVP, Markets. Under the terms of the agreement, Mr. Bowers will provide strategic advice and counsel on issues and projects for the Company including health plan implementations and strategic operations initiatives. In exchange for these services, the Company has agreed to pay Mr. Bowers $15,000 per month in cash. The agreement will remain in effect until December 31, 2020.

Occasionally, the Company has employees who are related to our executive officers or Directors. In 2019, one of our executive officers had a related party employed by the Company who earned total compensation above $120,000. The employee's compensation and benefits are consistent with total compensation and benefits provided to other employees of the same level with similar responsibilities. The Compensation Committee reviewed this employee's compensation and benefits and determined them to be at market rates.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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Director Independence

Our Board of Directors has affirmatively determined that all directors and director nominees except Michael F. Neidorff, our Chairman, President and CEO, as well as all of the members of each of the Board's committees, are independent as defined under the rules of the NYSE, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and in the case of all members of the Compensation Committee, the enhanced independence requirements under the rules of the NYSE. In the course of the Board's determination regarding the independence of each non-employee director and director nominee, it considered any transactions, relationships and arrangements as required by the rules of the NYSE.

No director or director nominee, excluding Michael F. Neidorff, has a direct or indirect material relationship with us except for their role as a director or stockholder. The Board also broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Board of Directors Committees

Our Board of Directors has established three primary committees: Audit, Compensation, and Nominating and Governance, each of which operates under a charter that has been approved by our Board. Current copies of each committee's charter are posted on our website, https://investors.centene.com. The current composition of these committees is provided in the following table.

Board Member	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Michael F. Neidorff	Chairman
Orlando Ayala	✓		✓
Jessica L. Blume	✓	✓
H. James Dallas	✓
Robert K. Ditmore	Presiding Director		Chairman	✓
Frederick H. Eppinger	✓	✓
Richard A. Gephardt	✓		✓
John R. Roberts	✓	Chairman
Lori J. Robinson	✓			✓
David L. Steward	✓		✓	Chairman
Tommy G. Thompson	✓	✓		✓
William L. Trubeck	✓			✓
Meetings held in 2019	11	6	6	3

All of our directors attended 75% or more of the meetings of the Board and any committees thereof on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend the 2020 Annual Meeting of Stockholders. All directors attended the 2019 Annual Meeting of Stockholders.

Our Board of Directors has also established a Government and Regulatory Affairs Committee, which is co-chaired by Richard A. Gephardt and Tommy G. Thompson; a Technology Committee chaired by Orlando Ayala; and a Compliance Committee chaired by Michael Neidorff.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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The Government and Regulatory Affairs Committee’s primary responsibility is to assist the Board in identifying, evaluating and monitoring legislative, political and regulatory trends and addressing public policy issues and concerns that affect or could affect the Company. The Government and Regulatory Affairs Committee’s responsibilities include, among others:

•	making recommendations to the Board regarding the amendment and/or adoption of new policies, procedures and/or practices by the Company;

•	reviewing and reporting on the Company’s position on key public policy issues under consideration in federal and state legislative, regulatory and judicial forums;

•	periodically reviewing the political activities and expenditures of the Company and its political action committees;

•	overseeing the Company's Political Contributions Policy; and

•	overseeing the management of risks as they relate to the Company’s compliance with regulatory requirements and rapidly changing healthcare, insurance and other legislation.

The Technology Committee’s primary responsibility is to assist the Board in reviewing the Company’s information technology (IT) programs and strategy. The Technology Committee’s responsibilities include, among others:

•	reviewing the status of the existing IT programs;

•	reviewing significant technology opportunities and monitoring the progress of special initiatives;

•	making recommendations to the Board with respect to IT related projects and investments that require Board approval; and

•	assisting in the oversight of risks associated with our systems and technology, including risks related to cybersecurity.

The Compliance Committee’s primary responsibility is to provide overall compliance oversight of the Company.  The Compliance Committee’s responsibilities include, among others:

•	reviewing the Compliance Program structure;

•	remaining informed of Compliance Program outcomes, including audit results and governmental enforcement activities;

•
receiving quarterly reports from the Senior Vice President of Internal Audit, Compliance and Risk Management of the Company or the Board of Directors, and other members of management in executive session;

•	ensuring independent review of any potential issues and enforcing appropriate corrective actions;

•	reviewing the results of performance audits and monitoring of Medicare operations, as well as effectiveness assessments of the Medicare Compliance Program; and

•	providing specific guidance and directives to Management for the remediation and implementation of Compliance Program initiatives and updates.

Board of Directors
Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of its activities through regular written reports and presentations at Board and committee meetings.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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The Board currently combines the role of Chairman of the Board with the role of CEO, coupled with a Presiding Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board periodically reviews its leadership structure. To ensure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined Presiding Director role;

•	executive sessions of the independent directors in connection with every Board meeting; and

•	annual performance evaluations of the Chairman, President and CEO by the independent directors.

Our Board of Directors has appointed Robert K. Ditmore “Presiding Director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE. The Presiding Director's role includes leading the Board's processes for selecting and evaluating the CEO and presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Our Corporate Governance Guidelines require the Board to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Audit Committee
The Audit Committee's responsibilities include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal audit staff, independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by SEC rules.

The Board has determined that John R. Roberts, Jessica L. Blume and Frederick H. Eppinger are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is "financially literate" under the applicable NYSE rules.

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Compensation Committee
The Compensation Committee oversees our activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our Named Executive Officers, or NEOs, identified in the Summary Compensation Table, as well as other officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or stockholders for approval. The Board has determined that each of the members of the Compensation Committee is “independent,” as defined under the rules of the NYSE. The Compensation Committee's responsibilities include:

•	evaluating compensation policies and practices to determine if they may be influencing employees to take excessive risks;

•	annually reviewing and approving corporate goals and objectives relevant to our CEO's compensation;

•	reviewing and making recommendations to the Board with respect to our CEO's compensation;

•	reviewing and approving, or making recommendations to the Board, with respect to the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Members of management assist the Compensation Committee in its responsibilities by providing recommendations for the Compensation Committee's approval concerning the design of our compensation program for our executive officers other than our CEO, including our NEOs, as well as recommended award levels. The design of our compensation program for our CEO is recommended by the Compensation Committee and approved by the Board without any approval of the Chairman, who is the Company's CEO.

The Compensation Committee considered information and data regarding executive compensation supplied by management and by Exequity, LLP, compensation consultants that were engaged directly by the Compensation Committee to provide advice with respect to base salaries, bonus targets and long-term incentives. The consultants analyzed the compensation levels of the NEOs of the industry peer group developed by Exequity, LLP for the most recently completed fiscal year. As discussed under the CD&A, the Compensation Committee considered this information, along with a variety of other factors, in reviewing executive compensation in 2019.

The Compensation Committee has reviewed the independence of Exequity, LLP in light of SEC rules and NYSE listing standards, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the compensation consultant and a member of the Compensation Committee; (5) any company stock owned by the compensation consultant; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the compensation consultant's work for the committee does not raise any conflict of interest.

The Compensation Committee delegates to management the authority to grant certain stock options and restricted stock units under the 2012 Stock Incentive Plan. Our CEO is authorized to issue awards (other than to himself) of up to 60,000 shares to any newly hired executive and up to 24,000 shares to any one person during a calendar year, and is required to report any such grants to the Compensation Committee at the following Compensation Committee meeting. The delegation of authority may be terminated by the Compensation Committee at any time and for any reason. All internal promotions and equity grants to any “Executive Officer” (as defined by Rule 3b-7 under the Exchange Act) require Compensation Committee approval.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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Nominating and Governance Committee
The Nominating and Governance Committee's responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	reviewing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board's performance.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our three new board members were recommended by the Nominating and Governance Committee and subsequently approved by the Board of Directors.

We believe that it is important that our directors represent and understand the diverse populations that we serve. Indeed, Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, perspective, gender, and ethnicity. The Board is particularly interested in maintaining a mix that includes the following backgrounds:

•	Public company governance

•	Healthcare

•	Service and insurance industry

•	Companies with revenues greater than $1 billion

•	Public accounting

•	Community involvement

•	Military service

•	Investment banking

•	International

•	Financial services

•	Technology

•	Organizational development

•	Political and regulatory relationships

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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•	Experience as a Chief Executive Officer

•	Experience as a Chief Financial Officer

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to Nominating and Governance Committee, c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with the procedures set forth in our By-Laws, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Proxy Access

Proxy access allows stockholders who meet minimum stock ownership and holding period requirements and who comply with specified procedural and disclosure requirements the opportunity to include their director nominees in the Company’s proxy materials. We believe proxy access gives our long-term stockholders a valuable right and enables them to have an important voice in director elections. The following is a summary outlining key details of requirements related to our proxy access By-Law:

Ownership Threshold	at least 3% of the Company's outstanding common stock
Group Ownership	a group of 20 or less holders
Ownership Period	at least 3½ years of continuous ownership
Number of Nominees	the greater of two individuals or 20% of the Board (not to exceed one-half of the number of directors up for election at the annual meeting)

Director Tenure and Commitment to Refreshment

We are proud of our Board of Directors, which for years has maintained excellent chemistry and internal working dynamics while having members with differing political affiliations and diverse backgrounds. We believe that the existing members of our Board continue to provide valuable insights and have contributed significantly to the success of our Company. The Board recognizes, however, the importance of planning for the succession of Board leadership and of bringing on new members. We followed through on this commitment to refreshment through the recent addition of three new members to our Board of Directors.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our CEO, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know.

Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. Any stockholder or interested party who wishes to communicate directly with our Presiding Director, or with our non-employee directors as a group, should also follow the foregoing method.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
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Director Compensation

The following table summarizes the compensation of our non-employee directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Option Awards ($) [1]	All Other Compensation ($) [2]	Total ($)
Orlando Ayala	$125,000	$158,664	$—	$14,251	$297,915
Jessica L. Blume	110,000	158,664	—	36,702	305,366
Robert K. Ditmore	10,000	328,664	—	14,251	352,915
Frederick H. Eppinger	10,000	283,664	—	39,251	332,915
Richard A. Gephardt	125,000	158,664	—	39,251	322,915
John R. Roberts	40,000	283,664	—	39,251	362,915
Lori J. Robinson	13,055	100,007	174,400	163	287,625
David L. Steward	10,000	298,664	—	39,251	347,915
Tommy G. Thompson	10,000	298,664	—	34,251	342,915

1
The amounts reported as Stock Awards reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan and Non-Employee Directors Deferred Stock Compensation Plan in accordance with ASC 718. There can be no assurance that the grant date fair value of Stock Awards or Option Awards will ever be realized.

2
All other compensation includes the Company match to charitable contributions made or pledged during 2019 under the Company's Board of Directors Charitable Matching Gift Program as follows: $25,000 for Ms. Blume, Mr. Eppinger, Mr. Gephardt, Mr. Roberts, and Mr. Steward, and $20,000 for Mr. Thompson. All Other Compensation for each director also includes group excess liability insurance policy premiums paid by the Company. Mr. Ayala, Ms. Blume, Mr. Ditmore, Mr. Eppinger, Mr. Gephardt, Mr. Roberts, Mr. Steward, and Ms. Thompson's all other compensation also includes a WellCare transaction momento.

Non-employee directors currently receive a quarterly retainer fee of $31,250, provided that the director elects to receive 100% of the fee in Company stock and defers settlement of the fee until retirement or termination of the Board under the Company's Non-Employee Directors Deferred Stock Compensation Plan. Directors not making this election receive a quarterly cash retainer fee of $25,000. In addition, the Chairman of the Audit Committee receives a quarterly fee of $7,500, the Chairman of the Compensation Committee receives a quarterly fee of $5,000, and the Chairman of the Nominating and Governance Committee, Government and Regulatory Affairs Committee, and Technology Committee each receives a quarterly fee of $3,750. The Company also pays a quarterly fee of $6,250 to the Presiding Director of the Board. All fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the “Stock Awards” column in the Director Compensation Table above.

The Board receives additional variable compensation dependent on the number of meetings held annually. Once the number of full Board of Director meetings held exceeds six, non-employee directors receive $2,000 per meeting, not to exceed $20,000 annually. The variable compensation is included within Fees Earned or Paid in Cash in the table above.

As part of non-employee director compensation and to recognize each member's stock holding requirement of 7.5 times the annual cash retainer, each director receives an annual stock grant valued at $200,000 based on the first quarter average stock price prior to the grant. In April 2019, each current member of the Board received a grant of 3,300 Restricted Stock Units (RSUs) of our common stock (target value of $200,000). General Robinson received a pro rated award of 2,185 RSUs in October 2019 upon joining the board. The Restricted Stock Units vest on the April 2020 Annual Meeting of Stockholders, subject to meeting Board of Director meeting attendance conditions. In addition, each new non-employee director is granted an option under our 2012 Stock Incentive Plan to purchase 10,000 shares of our common stock, vesting in three equal annual installments commencing on the first anniversary of the grant date. General Robinson received a grant of 10,000 shares in November 2019.

23 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock held by our non-employee directors on December 31, 2019.

Name	Option Awards		Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Number of Shares or Units of Stock That Have Not Vested
Orlando Ayala	—	—	3,300
Jessica L. Blume	6,666	13,334	3,300
Robert K. Ditmore	—	—	3,300
Frederick H. Eppinger	—	—	3,300
Richard A. Gephardt	—	—	3,300
John R. Roberts	—	—	3,300
Lori J. Robinson	—	10,000	2,185
David L. Steward	—	—	3,300
Tommy G. Thompson	—	—	3,300
The Board of Directors has approved the Board of Directors Charitable Matching Gift Program. Under the program, the Company will match a Board member's qualifying charitable donations of up to $25,000 per calendar year. Charitable donations must be made to a qualified tax exempt U.S. organization under the Internal Revenue Code Section 501(c)(3) and within the Company's charitable contribution guidelines. The Company also provides a group excess liability insurance policy at no cost to the directors.

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our Board of Directors.

Centene Corporation 24

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Proposal Two: Advisory Resolution to Approve Executive Compensation

At our 2019 Annual Meeting of Stockholders, our stockholders approved the Company's executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again holding an advisory vote on the Company's executive compensation, as described in this Proxy Statement (commonly referred to as "say-on-pay"). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of say-on-pay votes, we present a say-on-pay vote every year.

We encourage stockholders to review the Compensation Discussion and Analysis included in this Proxy Statement. Our executive compensation program has been designed to implement the Company's compensation philosophy of paying for performance by making decisions based on promoting the Company's corporate mission statement and creating long-term stockholder value. As discussed in Section 3 of CD&A, the following principles guide the Company's compensation philosophy:

•	Pay for Performance;

•	Create Long-Term Stockholder Value;

•	Foster a Culture of Risk Management and Compliance; and

•	Attract and Retain Top Executive Talent.

This philosophy is evidenced by the following:

•
We provide a significant part of executive compensation in the form of at-risk annual incentive and long-term incentive compensation; for example, we have withheld or reduced payments under our incentive programs when financial, quality or compliance measures have not been fully achieved.

•
Our annual incentive and long-term incentive opportunities are substantially based on corporate financial measures closely correlated with achieving long-term stockholder value, such as earnings per share, revenue growth targets, pre-tax operating margins and total shareholder return. Annual incentive opportunities are also based on meeting individual goals around compliance, quality and operational excellence.

•
We provide a mix of short-term, long-term, cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages, motivating our executives without fostering excessive risk-taking and linking Executive Officer compensation with the creation of long-term stockholder value.

The Board of Directors strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of those NEOs listed in the Summary Compensation Table of this proxy statement, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the tabular and narrative disclosure included herein under “Information about Executive Compensation.”

25 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL TWO: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee strongly considers the views of the Company's stockholders when making compensation decisions. Additionally, the Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

The Board recommends a vote “FOR” the approval of the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Centene Corporation 26

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2019. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. KPMG LLP has been retained as our external auditor continuously since 2005. Stockholder ratification of this selection is not required by our By-Laws or other applicable legal requirements. Our Board of Directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of the Company and our stockholders.

We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Committee believes the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

The Board recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The following table discloses the aggregate fees for services related to 2019 and 2018 by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2019	2018
Audit Fees	$11,821	$11,400
Audit-Related Fees	1,448	340
Tax Fees	189	55

Audit-related fees in 2019 and 2018 consist primarily of fees for operational control reviews. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. Tax fees included in the table above relate to tax planning associated with the expansion of our corporate headquarters and international tax matters.

When assessing services rendered by our auditor and evaluating the quality of their work, the Audit Committee considers a variety of factors, including: independence, insight provided to the Audit Committee, ability to meet deadlines and respond to issues, management feedback, and relative costs of services.

In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. The Committee ensures that the mandated rotation of KPMG LLP’s personnel occurs routinely and is directly involved in the selection of KPMG LLP’s lead engagement partner.

The Audit Committee has adopted policies and procedures relating to the approval of all audit, audit-related, tax and other services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm

27 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

to render audit, audit-related, tax or other services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve audit, audit-related, tax or other services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee. All audit, audit-related and tax fees for 2019 and 2018 were pre-approved by the Audit Committee or the Audit Committee Chairman, and no fees were paid under the de minimis exception to the Audit Committee pre-approval requirements.

Centene Corporation 28

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

Proposal Four: Approval of Amendment to the 2002 Employee Stock Purchase Plan, as Amended and Restated

The Board unanimously approved and adopted, subject to the approval of the Company’s stockholders, the First Amendment (the “Amendment”) to the 2002 Employee Stock Purchase Plan, as amended and restated (the “Plan”). The Plan was originally effective as of April 24, 2002, and was amended and restated effective June 1, 2019. The Board of Directors views the Plan as a key part of the Company’s competitive total compensation policy for all employees, and as support for broad-based employee ownership in the Company.

Approval by the Company's shareholders of the Amendment will increase the number of shares of common stock authorized for issuance under the Plan by 5,000,000 shares of Company common stock, par value $0.001 ("Common Stock").

SUMMARY OF THE PLAN

The following brief summary of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix B to this Proxy Statement.

Administration

The Plan is administered by the Compensation Committee. The Board and the Compensation Committee have authority to make rules and regulations for the administration of the Plan and its interpretation and decisions will be final and conclusive.
Securities Subject to the Plan
Without giving effect to the 5,000,000 shares of Common Stock for which stockholder approval is sought under this Proposal, an aggregate of 3,600,000 shares of Common Stock have been reserved for issuance under the Plan. As of December 31, 2019, 3,042,596 shares of Common Stock had been issued under the Plan and 557,404 shares of Common Stock were available for future issuance.
Eligibility

All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Compensation Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offers of options to purchase shares of Common Stock under the Plan, provided that (a) they have been employed by the Company or a Designated Subsidiary for at least ninety days prior to the offering period, (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below); and (c) they are not an intern, per diem, or project based employee. As of December 31, 2019, the number of eligible employees was approximately 37,500.

No employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns five percent or more of the total combined voting power or value of the stock of the Company or any subsidiary.

Offerings

The Company will make one or more offerings (“Offerings”) to employees to purchase stock under the Plan. Offerings will begin each January 1, April 1, July 1 and October 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a three-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Compensation Committee may, at its discretion, choose a different Plan Period of twelve months or less for subsequent Offerings.

Centene Corporation 29

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

Participation
An employee eligible during the Open Enrollment window may participate in such Offering by electronically enrolling on the Company’s stock plan administrator’s website. The electronic enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee updates their electronic enrollment during the Open Enrollment window or withdraws from the Plan, the employee’s deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect.
For purposes of the Plan, the term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.
Deductions; Deduction Changes
The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under the Plan, an employee may authorize a payroll deduction in any dollar amount equal to the product of (a) from a minimum of 1% to a maximum of 10% as specified by the employee, multiplied by (b) the amount of Compensation the employee receives during the Plan Period, up to a maximum of $8,333.33 of Compensation per month.
An employee may decrease or discontinue the employee’s payroll deduction once during any Plan Period, by updating their enrollment election on the stock plan administrator’s website at least twenty one (21) calendar days prior to the last day of such Plan Period. An employee may not, however, increase the employee’s payroll deduction during a Plan Period. If an employee elects to discontinue the employee’s payroll deductions during a Plan Period, but does not elect to withdraw the employee’s funds in accordance with the terms of the Plan, funds deducted prior to the employee’s election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
Interest
Interest will not be paid on any employee accounts, except to the extent that the Board or the Compensation Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.
Purchase of Shares
On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last business day of such Plan Period (the “Exercise Date”) the largest number of whole and fractional shares of Common Stock as does not exceed the number of shares determined by multiplying $833.33 by the number of full months in the Plan Period and dividing the result by the closing price of Common Stock on the Offering Commencement Date of such Plan Period.
No employee may be granted an option that permits the employee’s rights to purchase Common Stock under the Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds $2,500 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each Plan Period in which the option is outstanding at any time.
The purchase price for each share purchased will be 95% of the closing price of the Common Stock on the Exercise Date. The closing price will be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the New York Stock Exchange or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above will be the reported price for the next preceding day on which sales were made.

Centene Corporation 30

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

Each employee who continues to be a participant in the Plan on the Exercise Date will be deemed to have exercised the employee’s option at the Option Price on such date and will be deemed to have purchased from the Company the number of full and fractional shares of Common Stock reserved for the purpose of the Plan that the employee’s accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.
Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.
Issuance of Certificates
Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
Rights on Retirement, Death or Termination of Employment
In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction will be taken from any pay due and owing to an employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law), (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate, or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person or persons as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of the Plan.
Optionees Not Stockholders; Rights Not Transferrable; Application of Funds
Neither the granting of an option to an employee nor the deductions from the employee’s pay will constitute such employee a stockholder of the shares of Common Stock covered by an option under the Plan until such shares have been purchased by and issued to the employee. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
Holding Period; Notification upon Sale of Shares
By purchasing shares of Common Stock under the Plan, absent written consent from the Company to the contrary, the employee agrees not to sell, contract to sell, make any short sale of, grant any option for the purchase of or otherwise dispose of any of said shares during the ninety (90) day period following the Exercise Date of the Plan Period pursuant to which the shares were purchased.
Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares of Common Stock purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased.
Adjustment in Case of Changes Affecting Common Stock
In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share purchase limitations under the Plan, will be increased proportionately, and such other adjustment will be made as may be deemed equitable by the Board or the Compensation Committee. In the event of any other change affecting the Common Stock, such adjustment will be made as may be deemed equitable by the Board or the Compensation Committee to give proper effect to such event.

Centene Corporation 31

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

Merger
If the Company at any time merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option will be exercised the securities or property that a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Compensation Committee will take such steps in connection with such merger or consolidation as the Board or the Compensation Committee will deem necessary to assure that the adjustment provisions of the Plan will thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder.
In the event of a merger or consolidation of the Company with or into another corporation that does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised options remain outstanding under the Plan: (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option will be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; (b) all outstanding Options may be cancelled by the Board or the Compensation Committee as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Compensation Committee as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an Option, and each holder of an Option will have the right to exercise such Option in full based on payroll deductions then credited to the employee’s account as of a date determined by the Board or the Compensation Committee, which date will not be less than ten (10) days preceding the effective date of such transaction.
Amendment of the Plan; Termination
The Board may at any time, and from time to time, amend the Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.
The Plan may be terminated at any time by the Board. Upon termination of the Plan all amounts in the accounts of participating employees will be promptly refunded.
Issuance of Shares; Insufficient Shares
Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the Board or the Compensation Committee will allot the shares then available on a pro rata basis.
Federal Income Tax Effects
The federal income tax consequences applicable to the Company and grantees in connection with awards under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to options granted under the Plan as follows.
The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Options granted under the Plan are intended to qualify as “incentive stock options” with the meaning of Section 423 of the Code (an “ISO”).
The grant of an ISO will not result in any immediate tax consequences to the Company or the participant. A participant will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the common stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the participant

Centene Corporation 32

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the participant disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income. Any amount realized by the participant in excess of the fair market value of the common stock on the date of exercise will be taxed to the participant as capital gain.
New Plan Benefits
Future benefits under the Plan as a result of the Amendment are not determinable as participation in the Plan is voluntary and amounts of future purchases are based on elective participant contributions. No options have been granted, and no shares of Common Stock have been issued, with respect to the 5,000,000 shares of Common Stock for which stockholder approval is sought under this Proposal.
Existing Plan Benefits
The following table sets forth the number of shares subject to options granted through December 31, 2019 that count against the maximum share authorization of the current Plan:

Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods
Named Executive Officers
Michael F. Neidorff	3,370
Jeffrey A. Schwaneke	564
Mark J. Brooks	—
Brandy L. Burkhalter	2,088
Jesse N. Hunter	—
All executive officers as a group (8 persons)	6,448
Total of all current non-employee directors as a group (9 persons)[1]	—
Non-executive officer employee group	3,036,148
Total	3,042,596

1	Non-employee directors are not eligible to participate in the Company's employee stock purchase plan.
The Board unanimously recommends a vote "FOR" the proposal to approve the First Amendment to the 2002 Employee Stock Purchase Plan, as amended and restated.

Centene Corporation 33

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FIVE: STOCKHOLDER PROPOSAL ON POLITICAL SPENDING DISCLOSURES

Proposal Five: Stockholder Proposal on Political Spending Disclosures

In November 2019, the Company received correspondence from Friends Fiduciary Corporation, beneficial owner of Centene common stock, regarding a proposal on political spending disclosures for consideration at the meeting as described below.
Friends Fiduciary Corporation, 1650 Arch Street, Suite 1904, Philadelphia, PA 19103, beneficial owners of no less than 1,400 shares of Centene common stock as of November 8, 2019, intends to propose the following resolution at the annual meeting.

Stockholder Statement Regarding Proposal on Political Spending Disclosures

Centene Corporation Political Disclosure Shareholder Resolution
Resolved, that the shareholders of Centene Corporation ("Centene" or "Company") hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company's website, that discloses the Company's:

1.
Monetary and non-monetary contributions and expenditures (direct and indirect) made with corporate funds or assets to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.
Supporting Statement
As long-term Centene shareholders, we support transparency and accountability in corporate electoral spending. Disclosure is in the best interest of the Company and its shareholders. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show Centene has contributed at least $15,500,000 in corporate funds since the 2010 election cycle. (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

We acknowledge that Centene publicly discloses a policy on corporate political spending. We believe this is deficient because the Company does not disclose any election-related spending from corporate funds, including but not limited to:

•	A full list of trade associations to which it belongs and the non-deductible portion under section 162(e)(1)(B) of the dues paid to each; and

•	Payments to any other third-party organization, including those organized under section 501(c)(4) of the Internal Revenue Code, that could be used for election-related purposes.

Information on indirect electoral spending through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its electoral spending, direct and indirect. This would bring our company in line with a growing number of leading companies, including WellCare Health Plans Inc., UnitedHealth Group Inc., and Humana Inc., which present this information on their websites.

Centene Corporation 34

2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FIVE: STOCKHOLDER PROPOSAL ON POLITICAL SPENDING DISCLOSURES

The Company’s Board and shareholders need comprehensive disclosure to be able to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Board of Directors' Statement in Opposition to the Stockholder Proposal on Political Spending Disclosures

The Board of Directors (the “Board”) has carefully considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company’s stockholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the reasons outlined below.

The Company believes it is necessary and appropriate to participate in the political process to further the long-term interests of the Company and its stockholders. The Company’s operations are comprehensively regulated at local, state, and federal levels. Government regulation of the provision of healthcare products and services is a changing area of law that varies from jurisdiction to jurisdiction and proposed changes to these laws, rules and regulations can have a significant effect on the Company’s operating results and stockholder value. Permitted political contributions and memberships in trade associations play an important role in the Company’s public policy engagement efforts. The Company believes its current practices, described below, provide ample transparency and accountability with respect to the Company’s political spending.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. Where permitted by law, the Company may make contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company’s business (such as those dealing with Medicaid expansion). Such contributions represent only a small fraction of our total annual expenses (approximately 0.003% in fiscal 2019). The Company is committed to complying with all applicable federal, state and local laws in connection with the Company’s political spending. The Company has a political action committee, the Centene Corporation Political Action Committee (the PAC). All of the contributions made by the PAC are derived from voluntary employee contributions; the Company makes no contributions. The Company does, however, pay the solicitation and administrative expenses of the PAC, which are minimal, as permitted by law. All political contributions made by the Company and/or the PAC must comply with all applicable laws and regulations and adhere to the Company’s Political Contributions Policy and the Company’s Business Ethics and Code of Conduct, copies of which are available on the Company’s website.

Under the Company’s Political Contributions Policy, the Government and Regulatory Affairs Committee of the Board monitors compliance with the policy and receives reports from management at least annually regarding the Company’s and the PAC’s political contributions, including the purpose and benefit of the contributions.

The Company’s political contributions are governed by extensive federal, state and local laws and regulations, including detailed disclosure requirements, including requirements to file reports with appropriate agencies on lobbying-related activities and expenditures. For example, certain information with respect to contributions made by the PAC is publicly available at the Federal Election Commission’s website at http://fec.gov/. We do not believe that the additional information requested by the proposal will add significant value for shareholders.

To the extent the proposal would cover payments to tax exempt organizations that in turn may engage in political activity, it should be noted that Centene belongs to many trade associations. While the Company does not always share or agree with all of the views espoused by such organizations, the Company believes they are often helpful for the purpose of building a consensus among organizations with similar interests and advocating in favor of those interests. The Company regularly reviews the costs and benefits of its memberships in trade associations. In addition, trade associations are subject to public disclosure obligations with respect to their lobbying and political contributions and expenditures.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL FIVE: STOCKHOLDER PROPOSAL ON POLITICAL SPENDING DISCLOSURES

The Company is committed to being upstanding and accountable when participating in the political process. However, given the existing system of reporting and accountability already in place for the Company, the detailed report requested by the proposal would require significant time and expense with no added benefit to stockholders. If adopted, it could also result in a competitive disadvantage for the Company. We believe that any additional political contribution reporting requirements that go beyond those required under existing law should be applicable to all participants engaged in the political process. To the extent the proponent believes that current law requires inadequate disclosure from all parties, we believe that the U.S. Congress, Executive Branch, and state and local governments are the appropriate recipients of the proponent’s specific positions on political contribution disclosure laws and any reforms they seek. The Company should not be held to a different standard than other groups. Further, the Board believes that the time and expense involved in preparing the detailed report requested by the proposal could be better utilized to move the Company’s business forward and, consequently, does not support the proposal.

The Board recommends that stockholders vote “AGAINST” the proposal requesting political spending disclosures.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL SIX: STOCKHOLDER PROPOSAL ON SUPERMAJORITY VOTING PROVISIONS

Proposal Six: Stockholder Proposal regarding Elimination of Supermajority Voting Provisions

In September 2019, the Company received correspondence from a shareholder, John Chevedden, beneficial owner of Centene common stock, regarding a proposal on simple majority voting at the meeting as described below.
John Chevedden, 2215 Nelson Avenue, No. 2015, Redondo Beach, CA 90278, beneficial owner of no less than 100 shares of Centene common stock as of September 1, 2019, intends to propose the following resolution at the annual meeting.

Stockholder Statement Regarding Proposal regarding Elimination of Supermajority Voting Provisions

Centene Corporation Resolution regarding Elimination of Supermajority Voting Provisions
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.
Supporting Statement
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner.
Currently a 1%-minority can frustrate the will of our 74%-shareholder majority in an election with 75% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply push the snooze button in response to an overwhelming 74%-vote of shareholders.
Please vote yes:
Simple Majority Vote - Proposal 6

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2020 NOTICE OF MEETING AND PROXY STATEMENT
PROPOSAL SIX: STOCKHOLDER PROPOSAL ON SUPERMAJORITY VOTING PROVISIONS

Board of Directors' Statement in Opposition to the Stockholder Proposal regarding Elimination of Supermajority Voting Provisions

The Board of Directors (the "Board") has carefully considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company's stockholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the reasons outlined below.
The Company believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Accordingly, we have adopted a range of practices and procedures that promote effective Board oversight, including the following:

•
a majority voting standard applies in uncontested elections of directors, such that in an uncontested election, a nominee will be elected to the Board if the number of shares voted for the nominee exceeds the number of shares voted against the nominee, and if an incumbent director is not elected by a majority of votes cast, he or she is expected to offer to tender his or her resignation to the Board;

•	all of our directors, other than the CEO, are “independent” under the standards adopted by the Securities and Exchange Commission and the New York Stock Exchange;

•	the Board’s Presiding Director presides at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
the Company has adopted proxy access, which allows stockholders owning at least 3% of the Company’s common stock for at least three and a half years to nominate, and include in the Company’s proxy materials, director candidates constituting the greater of two or 20% of the Board (not to exceed one-half of the number of directors up for election at the meeting);

•	the Board’s Audit Committee, Compensation Committee and Governance and Nominating Committee are each comprised solely of independent directors;

•	ongoing review and refreshment of Board membership; and

•	an annual say-on-pay vote.
A majority of votes cast, or simple majority, is already the voting standard for nearly all matters voted upon by the Company’s stockholders. Pursuant to the Company’s Bylaws, all matters shall be determined by the affirmative vote of the holders of a majority of the votes cast by the shares represented and entitled to vote therefor at the meeting on the subject matter, except where a different voting standard is required by law, the Company’s Certificate of Incorporation or the Company’s Bylaws. A higher voting standard is only required for the following extraordinary matters: the removal of a director, with or without cause; the adoption, amendment, alteration or repeal of the Company’s Bylaws; and the amendment, alteration, change or repeal of certain provisions of the Company’s Certificate of Incorporation, each of which requires the affirmative vote of at least 75% of the voting power of the shares entitled to vote at an election of directors.
These voting standards are intended to maximize long-term value for all stockholders and to provide protection for all stockholders against self-interested actions of one or a few large stockholders. The Board believes that in limited circumstances, higher voting requirements are appropriate because certain fundamental matters should require the support of a broad consensus of the Company’s stockholders, rather than a simple majority of the votes cast at a meeting.
Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance measures. However, for the reasons discussed above, the Board does not believe that it is in the best interests of stockholders or the Company to implement the proposal’s request for the lowest possible voting thresholds on all matters on which stockholders vote.

The Board recommends that stockholders vote “AGAINST” the proposal regarding elimination of supermajority voting provisions.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter outlines the Audit Committee’s duties and responsibilities. The Audit Committee reviews the charter annually and works with the Board of Directors to amend the charter, as necessary, based on the Audit Committee’s evolving responsibilities. The Audit Committee charter is available on the Company’s website at investors.centene.com/corporate-governance.

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors who are independent under the rules of the NYSE, the rules of the SEC and the Company's Standards for Director Independence. Three of the Audit Committee members are considered Audit Committee Financial Experts as defined by the SEC and all are financially literate under the applicable NYSE rules. The Audit Committee assists the Board of Directors in its oversight of the accounting and financial reporting process of the Company. Specifically, the Audit Committee has responsibility for providing independent objective oversight of the accounting and financial reporting process of the Company, selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee and oversees the performance of the Company's internal audit function.

Management has the primary responsibility for the preparation of the Company's financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)(the PCAOB), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles in the United States of America, and auditing management's assessment of the effectiveness of internal control over financial reporting. KPMG LLP has served as the Company's independent registered public accounting firm since 2005.

Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit Committee met and held discussions with management and KPMG LLP to review and discuss the financial statements and the Company's internal control over financial reporting. The Audit Committee has also discussed with KPMG LLP the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and the SEC. KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP their independence with respect to the Company, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.

In fulfilling its oversight responsibilities for reviewing the services performed by KPMG LLP, the Audit Committee has the sole authority to select, evaluate and replace the outside auditors. The Audit Committee discusses the overall scope of the annual audit, the proposed audit fee, and annually evaluates the qualifications, performance and independence of KPMG LLP as independent registered public accountants and the performance of its lead audit partner. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their respective examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
AUDIT COMMITTEE REPORT

Based upon the review and discussions with the Company’s management and KPMG LLP referred to above, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed KPMG LLP to serve as the Company’s independent registered public accounting firm for 2020.

AUDIT COMMITTEE

John R. Roberts, Chair
Jessica L. Blume
Frederick H. Eppinger
Tommy G. Thompson

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2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Information About Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company's management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and our annual report on Form 10-K.

COMPENSATION COMMITTEE

Robert K. Ditmore, Chair
Orlando Ayala
Richard A. Gephardt
David L. Steward

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes the principles, objectives, and compensation policies and arrangements of our executive compensation program which is generally applicable to each of our senior officers. This CD&A focuses primarily on our Chairman, President, & CEO and the other executive officers included in the Summary Compensation Table, whom we collectively refer to in this proxy as our Named Executive Officers (NEOs). For 2019, our NEOs were:

•	Michael F. Neidorff, Chairman, President, and Chief Executive Officer

•	Jeffrey A. Schwaneke, Executive Vice President, Chief Financial Officer & Treasurer

•	Mark J. Brooks, Executive Vice President, Chief Information Officer

•	Brandy L. Burkhalter, Executive Vice President, Chief Operating Officer

•	Jesse N. Hunter, Executive Vice President, Mergers and Acquisitions & Chief Strategy Officer

The contents of this CD&A are organized as follows:

SECTION 1 - Executive Summary
SECTION 2 - 2019 Compensation Decisions	●	Alignment of Pay and Performance
	●	Pay Mix
	●	Target Pay Review
	●	Base Salaries
	●	Annual Cash Incentive Plan
	●	Annual Cash Incentive Performance
	●	Long-Term Incentive Awards
	●	2017-2019 Cash Long-Term Incentive Plan Award Results
	●	2017-2019 Performance-Based Restricted Stock Award Results
SECTION 3 - Compensation Philosophy	●	Results of the April 2019 “Say-on-Pay” Vote
	●	Overview of the Compensation Program
	●	Competitive Pay Philosophy
– Healthcare Industry Peer Group
– General Industry Group
	●	Benchmarking Methodology
	●	Base Salaries
	●	Annual Cash Incentive
	●	Long-Term Incentives
	●	Cash LTIP Award Performance Targets
	●	Other Benefits
SECTION 4 - Other Compensation Policies and Information	●	Stock Ownership Guidelines
	●	Hedging and Pledging Policies
	●	Risk Disclosure
	●	Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions
– CEO Employment Agreement
– Severance and Change in Control Agreements
– Retirement Provisions
	●	Deductibility of Executive Compensation

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2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

SECTION 1 - Executive Summary

We are a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. We take a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services.

In January 2020, we acquired all the issued and outstanding shares of WellCare Health Plans, Inc. (WellCare) The transaction was valued at approximately $19.6 billion, including the assumption of $1.95 billion of outstanding debt. The combined company creates a premier healthcare enterprise focused on government-sponsored healthcare programs and a leader in Medicaid, Medicare and the Health Insurance Marketplace, with more than 23 million members across all 50 states, or 1 in 15 individuals across the nation.

2019 was another successful year for the Company. We delivered strong top and bottom line growth, providing positive momentum for 2020. Our performance is summarized as follows:

•	Total revenues of $74.6 billion, an increase of 24% over 2018.

•	Diluted EPS of $3.14, an increase of 39% over 2018.

•	Adjusted Diluted EPS of $4.42, an increase of 25% over 2018.

•	Operating cash flows of $1.5 billion.

•	Return on Equity of 11% in 2019, and a three year average of 11%.

•	Return on Assets of 4% in 2019, and a three year average of 4%.

•	Return on Invested Capital of 6% in 2019, and a three year average of 7%.

•	Stock price return of 9% in 2019.
Overall, our three-year Compound Annual Growth Rates (CAGR) have been:

•	Total revenues of 22%;

•	Diluted EPS of 22% and Adjusted Diluted EPS of 26%;

•	Net earnings attributable to Centene Corporation of 33%;

•	Adjusted EBITDA of 23%;

•	Stock price of 31%.
Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.

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INFORMATION ABOUT EXECUTIVE COMPENSATION

SECTION 2 - 2019 Compensation Decisions

Alignment of Pay and Performance
In 2019, the Company delivered revenue and adjusted EPS growth, which are key to our strategy to promote long-term shareholder value in a competitive business environment. Our revenues increased 24% over 2018, with a 22% three-year compound annual growth rate. The Company also achieved three-year compound annual growth rates of 22% and 26% for Diluted EPS and Adjusted Diluted EPS, respectively. When reviewing the NEOs' compensation, the Compensation Committee considered the value of our senior executives, who are some of the most talented in our industry. While our NEOs' total incentive compensation opportunities may be high, the amounts they ultimately realize are contingent on their ability to achieve our growth and profitability objectives and create sustainable long-term value for our stockholders. When reviewing the NEOs' compensation with our independent executive compensation consultant, the Compensation Committee considered these aspects in conjunction with our executive compensation program of recognizing pay for performance through the following three primary components:

Base Pay	+	Cash Awards Under Our Annual Incentive Plan	+	Long-Term Incentives
Performance-Based RSUs Time-Based RSUs Cash LTIP

The Company's 2019 performance included the successful integration of Fidelis Care, enterprise-wide operational efficiencies, and continued high growth and profitability. The Board of Directors acknowledged this success and also the importance of our CEO's leadership, which includes 23 years of tenure in which he has fostered sustainable high growth and strong profitability. The Compensation Committee, together with our independent executive compensation consultant, analyzed our CEO's total historical compensation. Based on their review, they determined that total compensation in 2019 continues to mirror the overall growth in our Total Shareholder Return (TSR), revenue, Diluted EPS and Adjusted Diluted EPS over the last five years. Our CEO's total compensation alignment with these metrics is illustrated in the following graphs:

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2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

45 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Pay Mix
Our pay for performance philosophy can be further depicted by the following graph, which represents our total compensation mix. This pay mix exemplifies that the fixed amount of compensation is only 6% for our CEO and, on average, 10% for all NEOs, resulting in approximately 90% of pay being variable for all NEOS. The graph below illustrates the 2019 values contained in the Summary Compensation Table as percentages of total compensation. The values in the “All Other Compensation” column of the Summary Compensation Table have been excluded from this illustration.

Target Pay Review
Consistent with our compensation philosophy, the Compensation Committee reviewed the target compensation and respective market data of two groups: general industry (GI) and our healthcare industry peer group (HCI). The review of the data indicated that Mr. Neidorff's total target 2019 compensation was within the 50th percentile and 75th percentile of the GI peer group, with data regressed to $70 billion in revenue.

While recognizing that Mr. Neidorff's total target compensation is above the 75th percentile of the HCI peer group, the Compensation Committee determined that his target pay appropriately reflects the need for an experienced, seasoned CEO in a high-growth company. In determining his compensation, the Compensation Committee also recognized Mr. Neidorff's 23 years of experience as a CEO; his ability to grow the revenue of Centene during his tenure from approximately $300 million in 2001, at the Company's initial public offering, to over $70 billion in 2019; and, his execution of transforming the healthcare landscape in the United States.

The following highlights some of the aggressive and rigorous financial goals met in 2019:

•	three-year compounded revenue growth of over 22%;

•	strong shareholder return relative to our peer group and overall compared to the market, resulting in a 122% return on investment from 2017 - 2019, compared to a 44% return for the S&P 500 index;

•	strong pre-tax margin and adjusted diluted EPS growth; and

•	positioned the Company to be a $100 billion enterprise as a result of the WellCare Acquisition, which was announced in March 2019 and closed in January 2020.
As shown above, Mr. Neidorff's base pay is only 6% of his total pay mix which indicates the willingness of the Board to only pay when aggressive performance metrics are met. The Board has once again set rigorous growth and financial targets for the 2020-2022 performance cycle.

The Compensation Committee also recognized Mr. Neidorff has been named as one of the Top 100 Most Influential People in Health Care by Modern Healthcare. The HCI peer group and GI peer group are discussed in further detail under Section 3 of the CD&A under the headings "Healthcare Industry Peer Group" and "General Industry Group," respectively.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

A similar analysis of peer data sets is performed of the other NEOs' compensation. The Compensation Committee reviews the performance of each individual and aligns compensation based on these results.

Base Salaries
In December 2018, the Compensation Committee evaluated the 2019 base salaries of our NEOs and took into account the Company's 2019 estimated revenue of approximately $70 billion. In 2019, our NEOs' base salaries were compared to market data and, on average, the base salaries for 2019 were below the GI peer group and above the HCI peer group 50th percentiles. Adjustments to base salaries are determined based on merit and market data.

The NEOs were paid competitive base salaries determined by the evaluation of multiple factors: business results for the prior year, individual performance, and the market value for each specific job. Since Centene is a pay for performance company, only 6% of the CEO’s compensation is comprised of base salary and, on average, only 11% of the other NEOs' compensation is comprised of base salary.

Annual Cash Incentive Plan
The Compensation Committee assigned an annual cash incentive plan target opportunity of 150% of base salary for the CEO and 100% of base salary for the other NEOs based on a review of industry data, as discussed in Section 3: Compensation Philosophy. The Compensation Committee rewards NEOs with an annual cash incentive bonus if the Company achieves its EPS objective. The Committee assesses how each NEO contributed to achieving this EPS objective and other pre-determined objectives approved by the Compensation Committee earlier in the year. As in the past, for 2019, the Committee determined that EPS is the primary funding driver of the annual bonus plan. At the same time, the Committee retained the authority to adjust the bonus pool funding based on other financial metrics such as margin improvement. For NEOs, the Compensation Committee determined that 40% of the 2019 annual bonus payout would be based on reaching specific EPS targets, 20% would be aligned with specific Medicaid margin improvement targets and 15% would be based on general and administrative expense management. In addition, the Committee also determined that at least 25% of an NEO's target award would be aligned with individual performance objectives based on the following factors:
•Compliance
•Quality
•People and Talent
•Enterprise Transformation
•Operational Goals
The Compensation Committee follows a two-step process to determine the bonus earned each year:

1.
Achievement of EPS Objective. In 2019, the Compensation Committee determined that if the Company reached its 2019 Adjusted Diluted EPS target of $4.17, then a bonus would be funded at target and paid based on each NEO's contribution. Since the Company's 2019 Adjusted Diluted EPS was $4.42 and exceeded the target by $0.25/share, the Compensation Committee assessed these exceptional results, along with other financial, operational and quality measures, and funded the incentive pool for executives at 160% of target. Since the Company failed to meet specific Medicaid margin improvement target goals, bonuses were not funded at 200%. Although the overall executive pool was funded at 160% of target, the payout of the resulting pool is allocated to each executive based on their individual performance as further described below. Our NEOs received payouts ranging from 160 - 169% of target.

2.
Evaluation of Individual Performance. In addition, based on input from management, the Compensation Committee assessed each NEO's individual performance against pre-determined goals. If the individual performance goals were met, exceeded or not met, then the individual performance component of the annual cash incentive equaled, exceeded or was less than the target. A summary of each NEO's individual performance, along with their total 2019 Annual Cash Incentive follows.

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2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Annual Cash Incentive Performance

Name	Individual Performance	2019 Annual Cash Incentive Paid ($)	% of Target Paid
Michael F. Neidorff
•
Drove total revenues up 24% to $74.6 billion and increased Adjusted Diluted EPS to $4.42, an increase of 25% over 2018, while achieving a Return on Equity of 11%, Return on Invested Capital of 6% and Return on Assets of 4% for 2019 and an overall three year average of 11%, 6% and 4%, respectively.
•
Led the closing of the acquisition of WellCare, which was announced in March 2019 and closed in early 2020, creating a premier healthcare enterprise focused on government sponsored health care programs covering more than 23 million members in all 50 states.
•
Recognized as Global Health Care Leader for performance in 2019, named to Fortune's 2020 list of World's Most Admired Companies, named a Fortune 2020 Blue Ribbon Company for inclusion, and included in Fortune's 2019 rankings of Fortune 500, Global 500, Change the World and Fastest Growing Companies.
•
In continuing to enhance our people priorities, named to Bloomberg's 2020 Gender-Equality Index and named one of the Best Places to Work by the Human Rights Foundation.
		$3,600,000	160%
Jeffrey A. Schwaneke	• Exceeded consolidated financial performance targets for 2019, including Total Revenues and Adjusted Diluted EPS. • Led the $7.0 billion senior notes financing in preparation for the closing of the WellCare acquisition. • Successfully executed on the Enterprise Transformation Project (Centene Forward), achieving annual savings targets for 2019. • Effectively managed the Company’s capital structure, received an investment grade rating on our long-term issuer credit from a nationally recognized statistical rating organization, and lowered annual interest costs.	$1,450,000	169%
Mark J. Brooks
•
Implemented digital programs for reducing administrative costs and improving quality, resulting in improvements in the member on-boarding experience and case management automation. These programs were implemented in multiple markets, with full deployment achieving savings targets.
•
Initiated next generation programs improving the core platform (benefits, billing, and claims), resulting in lower administrative costs and an enhanced experience for the member.
•
Enhanced IT control capabilities to improve security and compliance.
•
Accommodated all growth and integration activities by completing all new market plan implementations and expansions timely and within budget, while improving overall systems availability.
		$1,000,000	167%
Brandy L. Burkhalter
•
Successfully led our Health Insurance Marketplace business open enrollment efforts, resulting in year-over-year peak membership growth of 200,000.
•
Achieved our targeted percentage of Medicaid lives in a value based arrangement for 2020.
•
Created new and further enhanced existing quality and compliance programs that positively impacted our communications and interactions with both our providers and members.
•
Advanced our efforts to redesign our existing operations through continuous improvement, additional automation and taking advantage of scale, while defining our next generation capabilities and creating road maps to achieve those capabilities.
		$1,200,000	160%
Jesse N. Hunter
•
Led and executed multiple M&A transactions consistent with our strategy and investment criteria in 2019, including the purchase of WellCare for $19.6 billion and the related divestiture of three subsidiaries.
•
Executed an enterprise consumer experience strategy that included the implementation of engagement platforms and resulted in enhanced member and provider experience and satisfaction scores.
•
Implemented Centene Policy Council with the goal of aligning enterprise resources to address both federal and state public policy issues with a commitment to improving member affordability and access.
•
Drove enterprise disruptive innovation strategy that identified two specific initiatives that are being implemented in 2020.
		$1,270,000	169%

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2020 NOTICE OF MEETING AND PROXY STATEMENT
INFORMATION ABOUT EXECUTIVE COMPENSATION

Based on the Company meeting its Adjusted Diluted EPS goal, increasing pre-tax income, increasing total revenues to $74.6 billion, and the integration of the Fidelis Care acquisition, the Compensation Committee recommended to the Board of Directors that an annual bonus of $3.6 million be awarded to Mr. Neidorff. The bonus, which was 160% of his target, is representative of the Company's performance and Mr. Neidorff's personal performance for the year. In addition, other NEOs received an annual bonus ranging from 160% - 169% of target.

Long-Term Incentive Awards
The Compensation Committee granted long-term incentives to our NEOs in December 2019 based on a review of industry data, as follows:

•
Performance-based Restricted Stock Units (PSUs) (60% of equity granted) - The target metrics for the 2020 - 2022 performance period are pre-tax margin (60% weight) and compound annual revenue growth (40% weight). Threshold, target and maximum metric achievement will result in 50%, 100% or 200% attainment of each metric, respectively. If earned, PSUs will vest in February 2023.

•	Service-based Restricted Stock Units (RSUs) (40% of equity granted) - One-third vest annually based on service to the Company.

•
Cash Long-term Incentive Plan (Cash LTIP) - The target metrics include the performance criteria above for the three-year performance period (2020 - 2022) as well as a relative Total Shareholder Return objective. Threshold, target and maximum metric achievement will result in 50%, 100% or 200% attainment of each metric, respectively.

The Compensation Committee has the discretion to evaluate the metrics on an "as adjusted" basis, and exclude certain one-time acquisition related transaction costs, the impact of the health insurer fee moratorium, impairments, and debt extinguishment costs in evaluating the pre-tax margin metric criteria.

2017-2019 Cash Long-Term Incentive Plan Award Results
In December 2016, the Compensation Committee established the following metrics, targets and weights for the 2017 - 2019 Cash LTIP. The Company met or exceeded all three targets as shown below, with a total percentage payout of 154.0% of the target:

	Metric Criteria			Weight	2017 - 2019 Actual	Metric Payout of Target	Weighted Payout
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	2.5%	3.0%	4.0%	30.0%	3.3%	130.0%	39.0%
Compound Annual Revenue Growth Rate	7.5%	10.0%	15.0%	20.0%	23.5%	200.0%	40.0%
HCI Peer Group Relative Total Shareholder Return Percentile Rank	25th	50th	90th	50.0%	75th	150.0%	75.0%
				100%			154.0%

The amounts earned by each NEO are reflected in the table below:

Name	Payout ($)
Michael F. Neidorff	$3,465,000
Jeffrey A. Schwaneke	1,039,500
Mark J. Brooks	346,500
Brandy L. Burkhalter	693,000
Jesse N. Hunter	1,001,000

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2017-2019 Performance-Based Restricted Stock Unit Award Results
In December 2016, the Compensation Committee established the following metrics, targets and weights for the 2017 - 2019 Performance-Based restricted stock awards. The Company met or exceeded both targets as shown below with a total percentage payout of 158.0% of the target:

	Metric Criteria			Weight	2017 - 2019 Actual	Metric Payout of Target	Weighted Payout
	Threshold	Target	Maximum
Pre-tax Margin (As Adjusted)	2.5%	3.0%	4.0%	60.0%	3.3%	130.0%	78.0%
Compound Annual Revenue Growth Rate	7.5%	10.0%	15.0%	40.0%	23.5%	200.0%	80.0%
				100%			158.0%

The amounts earned by each NEO are reflected in the table below:

Name	Vested Shares
Michael F. Neidorff	426,600
Jeffrey A. Schwaneke	75,840
Mark J. Brooks	37,920
Brandy L. Burkhalter	37,920
Jesse N. Hunter	66,360

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SECTION 3 - Compensation Philosophy

The following principles guide the Company's compensation philosophy:

•
Pay for Performance - Our overall compensation philosophy is to pay for performance. Executive compensation is directly linked to performance and the achievement of both Company and individual goals. Superior performance and the achievement of goals results in higher compensation.

•	Create Long-Term Stockholder Value - Both performance-based and service-based stock and cash awards with meaningful retention requirements are used to encourage sustained stockholder value creation.

•
Foster a Culture of Risk Management and Compliance - A portion of NEO compensation is based on meeting individual goals that align with our corporate mission statement and promote a culture of compliance with rules, regulations and the Company's vision and values and rewarding those who mitigate business risks.

•
Attract and Retain Top Executive Talent - We offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long-term Company performance in a high growth company.

Results of the April 2019 “Say-on-Pay” Vote
The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our April 2019 Annual Meeting, approximately 73% of our stockholders voted to approve our 2018 executive compensation program.

We actively seek input from stockholders on compensation and governance matters and are always open to new ideas. Stockholders expressed a wide variety of views about executive compensation. During 2019, we met with all institutional investors that disclosed voting against say-on-pay and held 1% or greater of our outstanding shares, representing 41% of outstanding shares with an "Against" vote on our 2019 "Say-on-Pay" proposal. We value the insights and feedback we received from these stockholders. In general, our shareholders were comfortable with the structure of our pay program and the motivation that it provides our executives. As a result, we have not made any significant structural changes.

Some shareholders noted that they were looking for enhanced disclosure regarding the rationale for the compensation awarded to our executives. In taking this feedback into consideration, we emphasize that our incentive plans have stretch goals that require very strong performance to reach target payments and extraordinary performance to earn maximum payments. For example, the Compensation Committee recently established a pre-tax margin target for both the 2020-2022 Cash LTIP and PSUs that were significantly higher than the prior target and the actual level of achievement during the most recently completed performance cycle. Pre-tax margin represents 60% of the PSU weighting and 30% of the Cash LTIP weighting. We are confident that our programs, along with our most recent changes to the pre-tax margin target, reflect our strong pay for performance culture.

We have historically received some feedback that our equity grants as a percent of outstanding shares, which has averaged around 1.0% over the past few years, is higher than some investors prefer. Most recently, our run rate has trended around 0.8%. While we recognize that our historical run rate is higher than some of our competitors, we believe that providing broader ownership participation below senior leaders is important in driving company performance, retaining key talent, and driving shareholder value.

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Overview of the Compensation Program
The Compensation Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do

✓	Pay for Performance A significant portion of our NEOs' compensation is tied to performance with clearly articulated financial and performance goals.	✓	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and we conduct broad risk assessments.

✓	Competitive Compensation Each component of the NEOs' annual total direct compensation is generally targeted around the 50th percentile for the General Industry peer group.	✓
Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is 5x annual base pay; other NEOs’ requirements are 2.5x annual base pay.

✓	Long-Term Incentive Awards reward continuous performance on multiple metrics and vest at the end of three-year period.	✓	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

✓	Formula Based Annual Incentive Plan Awards under the Annual Cash Incentive plan are formula based.	✓	Independent Compensation Consultant The Compensation Committee retains an independent compensation consultant to advise the committee on executive compensation matters.

✓	Tally Sheets Tally sheets and wealth accumulation analyses for each NEO are reviewed annually before making compensation decisions.

What We Don't Do

X
Excessive Risk-Taking in Our Compensation Programs The long-term incentive plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.
		X	No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to Company stock.

X	No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.	X
No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.

X	No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a "double-trigger" change in control condition.

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Competitive Pay Philosophy
Centene must leverage its compensation and benefit programs to attract the best talent to compete and achieve aggressive operating objectives. Therefore, Centene views both private equity firms and competitors with larger market capitalization as significant competition for talent. Centene also recognizes that our Company is a source for these firms and competitors to recruit talent if the appropriate compensation programs are not in place at Centene.

For the components of target total compensation, the Compensation Committee's competitive objectives are for:

•
base salaries to approximate the 50th percentile of similarly-sized organizations, based on revenues. The 50th percentile will be targeted in most instances; however, up to the 75th percentile or higher may be considered when retaining key employees and recruiting talent from significantly larger companies and private equity firms or when the experience of the executive dictates a higher base salary;

•	annual bonus targets to approximate the 50th percentile of similarly-sized organizations; and

•	long-term incentive targets to approximate the 50th percentile of similarly-sized organizations.

The goal of these objectives is that based on individual performance, actual total compensation will fall at the 50th percentile of total market based compensation for the GI peer group for expected performance and between the 50th and 75th percentile based on extraordinary performance. Exceptions are sometimes made when an individual's experience and impact warrant it, as is the case for our CEO.

In order to achieve these objectives, the Compensation Committee establishes target, market-based total compensation levels (e.g., base salary, annual bonus target and long-term incentives) from market data from two different peer groups.

A. Healthcare Industry Peer Group
Using the Standard and Poor's Global Industry Classification System (GICS) codes and other relevant industry parameters, Exequity, LLP analyzed the managed care industry and determined there are four key segments in the industry:

•	Managed Healthcare Companies:

•	Healthcare Services;

•	Healthcare Distributors; and

•	Healthcare Facilities.

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Based on further review by Exequity, LLP, the following companies were included in the Company's Healthcare Industry Managed Care Peer Group for use in determining compensation for NEOs in 2019:

MANAGED HEALTH CARE	HEALTHCARE SERVICES
Direct Competitors	CVS Health Corporation
Anthem, Inc.	Davita Healthcare Partners, Inc.
Cigna Corporation
Humana, Inc.	HEALTHCARE DISTRIBUTORS
Molina Healthcare, Inc.	AmerisourceBergen Corporation
UnitedHealth Group, Inc.	Cardinal Health, Inc.
WellCare Health Plans, Inc.	McKesson Corporation

HEALTHCARE FACILITIES
Community Health Systems, Inc.
HCA Holdings, Inc.
Tenet Healthcare Corp.

B. General Industry Group
Since there is a market for executive talent both within and outside our industry, we also benchmark against the general industry. Therefore, the market data the Compensation Committee utilizes includes not only the managed healthcare industry peer group of 14 companies, but also a general industry peer group of approximately 400 companies derived from the Willis Towers Watson's Compensation Database (CDB).

Benchmarking Methodology
The Compensation Committee engaged Exequity, LLP, to gather, analyze and summarize the market data from the Willis Towers Watson Executive Compensation Database for the CEO and the other four NEOs.

For this analysis, which is utilized in determining December equity grant awards and compensation for the forthcoming year, including base salaries, annual cash incentive targets and cash LTIP targets, we size adjust the general industry peer data to be in line with our forecasted revenues for the upcoming year.

 All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both market data and the Compensation Committee's competitive objectives. In addition, the Compensation Committee annually reviews a tally sheet for each NEO, which includes the current value of all outstanding equity-based awards, benefits and perquisites. The Compensation Committee uses the tally sheets to analyze each NEO's base salary, annual incentive target and long-term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation to determine if there is any risk of retention of key executives.

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Base Salaries
While reviewing market data to determine appropriate annual base salaries, the Compensation Committee also considers:

•	the CEO's compensation recommendations for all other NEOs;

•	the scope of responsibility, experience, time in position and individual performance of each officer, including the CEO;

•	each executive's leadership performance and potential to enhance long-term stockholder value; and

•	internal equity.

Annual Cash Incentive
The Compensation Committee rewards NEOs with an annual cash incentive bonus for achieving the Company's EPS objective. Annually, the Committee assesses how each NEO contributed to achieving the EPS objective and other pre-determined objectives approved by the Compensation Committee. The Compensation Committee follows a two-step process to determine the amount of bonus earned each year:

1.
The Company must meet a specific EPS objective during the year before any payments may be made. If the Company does not meet its threshold performance, no payments are made. In prior years, when the Company did not reach its threshold EPS objective, no annual bonuses were paid.

2.
In addition, each NEOs' individual performance is assessed by management and the Compensation Committee against the pre-determined objectives for meeting certain company wide Medicaid margin improvement targets, individual administrative expense targets and other additional performance metrics around compliance, quality, people and talent, enterprise transformation and specific operational goals. If these pre-determined objectives were met, exceeded or not met, then the annual bonus could equal, exceed or be less than target, respectively.

Individual awards under our bonus plan are approved by the Compensation Committee based primarily upon:

•	business performance versus our business plan;

•	the effectiveness of each executive's leadership performance and potential to enhance long-term stockholder value;

•	targeted bonus amounts, which are based upon market data; and

•	the recommendation of the Chief Executive Officer (for all NEOs other than the CEO).
Overall, 40% of each award is aligned with the Adjusted Diluted EPS target, and the remaining 60% of each award is aligned with company wide targets and objectives stated in Item 2 above. However, the Compensation Committee reserves the ability to exceed this amount for exceptional performance at its discretion, not to exceed a maximum award pool of 200% of target.

Annual Cash Incentive Award
Target Incentive Opportunity				Performance

Base Salary	x	Individual Target Award %	x	Adjusted Diluted EPS Performance Pool Range: 0% to 200%	+	Operational Targets and Other Individual Objectives Pool Range: 0% to 200%	=
(Maximum Pool @ 200% of Target)
				Multiplied by 40% Weight		Multiplied by 60% Weight

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In 2019, we continued to focus on long-term shareholder value through meeting our financial metrics and continue to emphasize the following factors in meeting our goals:

•	compliance & quality;

•	people, talent & leadership;

•	diversified growth - domestic and international;

•	financial discipline with a focus on meeting specific Medicaid margin improvement targets; and,

•	operational excellence including successful integrations of acquisitions.

As part of our Quality objectives, we have goals that are tied to key metrics such as:

•	Centers for Medicare & Medicaid Services (CMS) Star ratings;

•	National Committee for Quality Assurance (NCQA) accreditation;

•	Healthcare Effectiveness Data and Information Set (HEDIS) measures; and,

•	Consumer Assessment of Healthcare Providers and Systems (CAHPS) survey results.

Long-Term Incentives
Our long-term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short-term planning with long-term successes and align executive and stockholder interests. TSR, revenue growth, and pre-tax operating margin targets as well as competitive market practices are all used by the Compensation Committee in determining long-term incentives.

These long-term incentives take the form of the following:

•	PSUs that are based on meeting pre-determined performance targets (pre-tax margin and revenue growth), vest at the end of the three-year performance period.

•	RSUs that vest over three years.

•	Cash LTIP that is based on meeting three-year relative TSR, pre-tax margin and revenue growth metrics (see results of 2017-2019 cycle on page 49).

•	Stock Options which are granted on a limited basis and generally vest over three years.

Long-term incentives are provided both through equity (PSUs at 60% and RSUs at 40%) and cash, while ensuring that the maximum number of shares of common stock granted in any calendar year (excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice. Excluding acquisitions, the Company does not annually grant equity compensation exceeding 2% of the outstanding shares of the Company. In recent years, the equity grants have averaged at approximately 1.0% of outstanding shares. Most recently, our run rate has trended around 0.8%. Due to the growth of the Company, the competitive nature of our business and the necessity of retaining key management level employees, equity grants can be awarded to levels below senior executives. PSUs and RSUs are normally granted at the annual December Compensation Committee meeting, but may also be approved at other times for a promotion, extraordinary performance, a newly hired executive or as determined by the Compensation Committee.

Cash LTIP Award Performance Targets
The Compensation Committee utilizes the Cash LTIP, which is a three-year performance program, to complement the stock incentive plan, manage dilution and supplement the number of shares available under the Company's stock incentive plan. Each NEO is awarded a grant at the beginning of the three-year cycle based on the following targets:

•	Chairman & CEO - 150% of Annual Salary

•	Other NEOs - 100% of Annual Salary
Cash awards are paid, if earned, after completion of each three-year performance cycle, and targets are announced prior to the beginning of each three-year year performance cycle.

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The Compensation Committee sets performance targets at levels it believes to be rigorous and challenging. The performance criteria may include any of the metrics identified in the plan document. We believe the specific performance metrics related to the Cash LTIP plan and the range of awards related to the achievement of such measures are reflective of our overall business strategy and constitute confidential information. We believe disclosing such information would cause us competitive harm. The Compensation Committee may determine that the performance parameters used to measure the appropriate payout include or exclude items which are deemed extraordinary. These items include, but are not limited to, those stated in the plan document.

Other Benefits
We provide our NEOs with a defined contribution 401(k) retirement program, which is the same program that is generally provided to all our employees. We also provide our NEOs with a non-qualified deferred compensation plan to make up for matching contributions that are capped by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our NEOs with a defined benefit retirement program. We also do not provide retiree medical coverage to our NEOs, with the exception of Mr. Neidorff, as specified in his employment agreement.

With respect to most other benefits, the benefits provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. We require all NEOs to have their tax returns prepared or reviewed by an independent certified public accounting firm. Due to this requirement, costs related to these services are paid by the Company. In addition, each NEO has the option to use a financial advisor for fees that do not exceed $15,000 annually, in total, for both tax preparation and financial advisement. These costs are also fully taxable to them and are not grossed up to cover any personal income tax liability.

The Board of Directors believes that additional security is required for the position of Chairman, President and CEO and other NEOs. Pursuant to a policy implemented by our Board, Mr. Neidorff is required to use Company-provided aircraft for all air travel. We also have an aircraft time sharing agreement with Mr. Neidorff that permits him to reimburse us for incremental costs when he uses the aircraft for personal travel. In addition, we provide home security services to our NEOs. The personal use of Company provided aircraft and home security services are fully taxable to our NEOs and are not grossed up to cover any personal income tax liability.

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SECTION 4 - Other Compensation Policies and Information

Stock Ownership Guidelines
We utilize stock ownership guidelines for our NEOs, corporate officers and Board. We believe that ownership of our stock helps align the interests of our executives and stockholders, and encourages executives to act in a manner that is expected to increase stockholder value. The stock ownership guidelines for our officers are as follows:

Minimum Ownership Requirement as a Multiple of Base Salary
Chairman, President and Chief Executive Officer	5x
Executive Vice Presidents	2.5x
Senior Vice Presidents	2x
Market & Specialty Company Presidents & other Corporate Executives	1x

The Compensation Committee annually reviews the stock ownership levels of the Board and all officers. Future stock awards take into consideration the executive's level of attainment of the suggested stock ownership amount. The Compensation Committee may elect to award the annual incentive to an executive in stock instead of cash if the suggested stock ownership amount is not achieved.

Officers who fail to achieve these ownership levels may not be eligible to receive any stock-based awards until they achieve their required ownership level. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), unvested RSUs, shares owned in a self-directed IRA, “phantom shares” held in the deferred compensation plan and certain shares owned or held for the benefit of a spouse or minor children are counted toward the guidelines. Options and unearned PSUs are not counted toward the ownership guidelines.

The Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting or payout of any RSU award granted under our stock incentive plan (net of any shares used to satisfy tax obligations) for one year following such vesting or payout. An executive may substitute the tax basis of the shares under restriction for other shares held outright.

As of the close of the last fiscal year and the date of this report, all NEOs subject to the ownership guidelines are in compliance with the guidelines. At $62.87 per share (the December 31, 2019 closing stock price), our executive officers held Company stock as of a multiple of their 2019 base salaries as follows:

Name	Minimum Ownership Requirement as a Multiple of Base Salary	Ownership as a Multiple of 2019 Base Salary
Michael F. Neidorff	5x	305.0x
Jeffrey A. Schwaneke	2.5x	21.4x
Mark J. Brooks	2.5x	10.4x
Brandy L. Burkhalter	2.5x	18.9x
Jesse N. Hunter	2.5x	35.2x

Beginning in 2020, our stock ownership guidelines for members of our Board require them to own 7.5 times the annual cash retainer within five years of being appointed to the Board. As of December 31, 2019, all directors were in compliance with this requirement.

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Hedging and Pledging Policies
The Board maintains the Company's insider trading policy, which prohibits pledging of shares by executive officers and members of the Board. Our insider trading policy also prohibits members of the Board and any employees from engaging in short-term or speculative transactions involving our securities. Our insider trading policy provides that members of the Board and employees may not engage in short sales of our securities, including short sales "against the box," or purchase sales of puts or calls for speculative purposes. As of February 28, 2020, all executive officers and directors were in compliance with these policies.

Risk Disclosure
The Compensation Committee is aware of the consequences to companies that have not appropriately balanced risk and rewards in executive compensation. The Compensation Committee believes that the emphasis on long-term performance in the stock incentive plan and the Cash LTIP results in an overall compensation program that does not encourage or reward excessive risk-taking for the Company. Risk is further limited by the ownership guidelines mentioned previously and a clawback provision that provides that any cash bonuses that are paid from the annual incentive plan, Cash LTIP or vesting of PSUs that are a result of material financial impropriety (as defined by the Audit Committee of the Board), including but not limited to financial restatements due to these improprieties, may result in any officers becoming obligated to pay back the amount to the Company.

The Company's compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. A recent review of the Company's compensation programs by Exequity, LLP did not identify any programs that unduly incentivize employees to take any excessive risks.

Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions

CEO Employment Agreement
Michael F. Neidorff serves as Chairman of our Board, President and CEO pursuant to an employment agreement dated November 8, 2004 (as subsequently amended). Under this agreement, we paid Mr. Neidorff a 2019 annual salary of $1.5 million and will pay Mr. Neidorff a 2020 annual salary of $1.8 million, which is subject to an annual review by our Board. Mr. Neidorff is eligible for a target annual incentive of 150% of base salary. The agreement also awarded Mr. Neidorff 4,000,000 RSUs as of November 8, 2004. The RSUs and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff's employment or (b) the date that is six months after Mr. Neidorff's “separation of service” as defined in the Code. Mr. Neidorff shall continue to vest in all of his outstanding long-term incentive awards while he serves as Chairman of the Board, regardless of whether he is serving as Executive Chairman or Non-Executive Chairman, and shall fully vest in any outstanding long-term incentives (subject to any performance measures to be determined at the end of the applicable performance period) upon his ultimate termination from the Board. Upon a change in control during the term of this agreement, any existing equity awards held by Mr. Neidorff will vest in full.

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In February 2019, the Board and Mr. Neidorff agreed to extend his contract beyond the previous termination date to ensure continuity in the business and provide strategic perspective to continue long-term growth and margin improvement that will continue to result in long-term stockholder value. The Board also firmly believes that Mr. Neidorff's superior leadership is required for an additional period of time as Executive Chair in order to guide the Company through a turbulent and unknown regulatory environment, while at the same time, providing for an orderly transition of leadership as he will move from day-to-day activities into a more strategic and governmental affairs role. The amendment provides that Mr. Neidorff will continue to serve as Chairman and CEO until the 2023 Annual Meeting of Stockholders, and continue serving as Executive Chairman until the 2024 Annual Meeting of Stockholders. Effective with the 2024 Annual Meeting of Stockholders, or other mutually agreed to date, Mr. Neidorff will become Non-Executive Chairman of the Board. Mr. Neidorff did not receive any incremental cash or equity-based compensation for extending his contract. However, in connection with his expected continued involvement with strategic initiatives, community relations and government affairs while with the Company as Executive Chairman and for five years thereafter, he will continue to be subject to the Company’s security policy requiring him to use Company-provided aircraft for all air travel, as well as the same security measures currently applicable to Mr. Neidorff as CEO. In addition, for the remainder of his life, Mr. Neidorff will continue to have an office at the Company’s headquarters and use of one full-time administrative assistant. Mr. Neidorff will also have use of an additional part-time administrative assistant through December 31, 2024.

In addition, Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff's employment may be terminated by the Company for cause or permanent disability, or by Mr. Neidorff for good reason (as defined in the employment agreement). If Mr. Neidorff is terminated by the Company without cause or if he terminates for good reason prior to the 2023 Shareholders' Meeting, he is entitled to receive salary continuation equivalent to six months of his salary plus the maximum amount he could have earned as a target bonus for the year of termination if all goals and targets were achieved, lifetime medical insurance for him and his spouse, lifetime life insurance coverage, full acceleration of any unvested stock options or other equity awards, subject to any performance measures to be determined at the end of the applicable performance period. The health and welfare benefits that Mr. Neidorff or his spouse would be entitled to, if he is terminated without cause or for good reason, were commitments made in his original employment agreement in 2004.

Severance and Change in Control Agreements
Jeffrey A. Schwaneke, Mark J. Brooks, Brandy L. Burkhalter, and Jesse N. Hunter serve as executive officers pursuant to executive severance and change in control agreements (the agreements, as amended), and their 2020 annual salaries are $925,000, $700,000, $825,000, and $785,000, respectively.

The agreements generally provide that, if within 24 months following a change in control (as defined in the agreements), the executive's employment is terminated by the Company other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will receive a lump sum cash payment equal to the sum of (1) an amount equal to 24 months of salary, (b) the average of the executive's last two annual bonuses multiplied by two, and (c) a prorated annual bonus for the year in which the termination occurs. The executive will also receive 18 months of medical coverage, and all existing equity awards will vest in full at the time of a change in control.

The agreements also generally provide that, if an executive's employment is terminated by the Company other than for cause (absent a change in control), the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage and 12 months of continued vesting of the executive's existing equity awards. The terms of the agreements do not include tax gross-up benefits for excise taxes payable upon a change in control.

Under the terms of any new executive severance and change in control agreement and Mr. Neidorff's amended employment agreement, if any parts or amounts payable under the agreement are deemed to be “excess parachute payments” within the meaning of Section 280G of the Code or similar provision, the amount shall be reduced to the extent necessary so that no amounts paid shall be deemed excess parachute payments or, if the net benefit is greater, no reduction will be made, but the executive will be required to pay any additional taxes.

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In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, unless the termination was due to a change in control as defined in the agreement.

The Board has determined that it is in the best interests of the Company and our stockholders to ensure that we will have the continued dedication of the executive, notwithstanding the possibility, threat, or occurrence of a change in control. The Board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive's full attention and dedication to the Company, and to provide the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive's compensation and benefits expectations and (ii) are competitive with those of other major corporations.

Retirement Provisions
For all employees other than Mr. Neidorff, Company stock awards include a qualified retirement definition. Employees who are at least 55 years of age and have 10 years of employment at the time of retirement are eligible for the following:

•	A pro-rated number of PSUs vesting at the end of the performance period, based on the amount of time employed during the performance period and actual performance outcomes.

•
A one-year acceleration of vesting of RSUs for individuals who are retirement eligible. RSU's for the Company's executive officers are not accelerated, but will have a one-year continuation of vesting upon a qualified retirement.

Currently, all of our NEOs are not eligible for retirement benefits. Mr. Neidorff's qualified retirement provisions in accordance with his employment agreement.

Deductibility of Executive Compensation
Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000 for a tax year beginning after December 31, 2012. This legislation does not create any exceptions for performance-based compensation and is not otherwise impacted by the adoption of the Tax Cuts and Jobs Act enacted on December 22, 2017. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees. We were subject to the limitation in 2019.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2019, about the securities authorized for issuance under our equity compensation plans, consisting of our 2000 Stock Incentive Plan, 2003 Stock Incentive Plan, 2012 Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	7,069,347	$31.40	8,262,358
Equity compensation plans not approved by stockholders	—	—	—
Total	7,069,347	$31.40	8,262,358
The number of securities in column (a) includes 82,000 options with a weighted-average remaining life of 5.9 years and 6,987,347 shares of restricted stock and restricted stock units.

The number of securities in column (c) includes 557,404 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

On January 23, 2020, in connection with the closing of the WellCare acquisition, Centene assumed the WellCare 2019 Incentive Compensation Plan and the 2013 Incentive Compensation Plan and certain outstanding restricted stock units granted thereunder. In addition, Centene also assumed the authorized but unissued shares under the WellCare plans. The shares are excluded from the table above.

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INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017. Additional descriptions of each component of compensation for our NEOs are included elsewhere in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name & Principal Position	Year	Salary ($)	Performance Based Stock Awards ($)	Service Based Stock Awards ($)	Total Stock Awards ($) [1]	Option Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	All Other Compensation ($)		Total ($)
Michael F. Neidorff	2019	$1,500,000	$10,199,968	$6,800,019	$16,999,987	$380,360	$7,065,000	$493,078	[3]	$26,438,425
Chairman, President and Chief Executive Officer	2018	1,500,000	10,200,784	6,800,478	17,001,262	—	7,039,800	581,352		26,122,414
	2017	1,500,000	9,682,560	6,455,040	16,137,600	—	7,120,800	501,068		25,259,468
Jeffrey A. Schwaneke	2019	860,000	3,550,200	2,366,800	5,917,000	—	2,489,500	167,784	[4]	9,434,284
Executive Vice President, Chief Financial Officer and Treasurer	2018	800,000	3,973,800	2,649,200	6,623,000	—	2,446,600	91,354		9,960,954
	2017	725,000	1,794,600	1,196,400	2,991,000	—	1,755,760	74,802		5,546,562
Brandy L. Burkhalter	2019	750,000	3,550,200	2,366,800	5,917,000	—	1,893,000	77,416	[4]	8,637,416
Executive Vice President, Chief Operating Officer	2018	675,000	2,384,280	2,532,720	4,917,000	—	1,934,950	46,288		7,573,238
Jesse N. Hunter	2019	750,000	1,775,100	1,183,400	2,958,500	—	2,271,000	139,469	[4]	6,118,969
Executive Vice President and Chief Strategy Officer	2018	725,000	1,920,048	1,280,032	3,200,080	—	2,138,930	100,134		6,164,144
	2017	675,000	1,256,220	837,480	2,093,700	—	2,123,600	70,544		4,962,844
Mark J. Brooks	2019	600,000	1,420,080	946,720	2,366,800	—	1,346,500	96,705	[4]	4,410,005
Executive Vice President, Chief Information Officer	2018	550,000	1,271,616	847,744	2,119,360	—	1,317,475	48,837		4,035,672

1
The amounts reported as Stock Awards and Option Awards for Mr. Neidorff, Mr. Schwaneke, Mr. Brooks, Ms. Burkhalter and Mr. Hunter reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan in accordance with ASC 718.

There can be no assurance that the grant date fair value of stock awards will ever be realized. Stock awards granted in December 2019, 2018, and 2017 to the NEOs consisted of performance-based awards and service-based awards. If the maximum performance metrics are achieved, the grant date fair value of the December 2019 performance awards would be $20,399,937 for Mr. Neidorff, $7,100,400 for Mr. Schwaneke and Ms. Burkhalter, $3,550,200 for Mr. Hunter, and $2,840,160 for Ms. Brooks. The Summary Compensation Table reflects the probable amount of shares to be earned under the performance condition.

2	The amounts shown in the Non-Equity Incentive Plan Compensation column include both the annual cash incentive and the Cash LTIP award payouts.
3
All other compensation for Mr. Neidorff includes $99,719 of personal use of Company provided aircraft. Pursuant to the policy established by our Board, our Chairman and CEO is required to use Company provided aircraft for all travel, a taxable benefit to Mr. Neidorff pursuant to the applicable Internal Revenue Service regulations. For flights on corporate aircraft, the cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service and excludes any timeshare payments by the executive. This charge reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs. We have an aircraft time sharing agreement with Mr. Neidorff under which he is permitted to reimburse us for the incremental costs of his personal use of corporate aircraft consistent with FAA regulations. The other amounts in other compensation for Mr. Neidorff include $146,500 in life insurance benefits, $183,715 in nonqualified deferred compensation match, as well as security services, tax preparation and financial advisor fees, Company entertainment event tickets, and 401(k) match.

4
All other compensation includes 401(k) match, tax preparation and financial advisor fees, security services, life insurance benefits, Company entertainment event tickets, and a WellCare transaction memento. All other compensation also includes non-qualified deferred compensation match of $71,820, $57,438, and $44,013 for Mr. Schwaneke, Mr. Hunter and Mr. Brooks, respectively. Mr. Schwaneke and Ms. Burkhalter's other compensation also includes personal use of Company provided aircraft, valued as described in footnote 3.

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Grants of Plan-Based Awards Table

The following table provides information on 2019 grants of performance and service-based restricted stock units under the 2012 Stock Incentive Plan, as well as 2019 cash-based grants under the Cash LTIP and Annual Cash Incentive Plan to each of our NEOs. The grant date fair values of these stock awards are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units (#) [2]				All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Option Awards(#)	Grant Date Fair Value of Stock and Option Awards ($) [4]
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target		Maximum
Michael F. Neidorff	12/11/2019	$270,000	$2,700,000	$5,400,000	—	—		—		—	$—
	12/11/2019	540,000	2,700,000	5,400,000	—	—		—		—	—
	12/11/2019	—	—	—	34,217	171,083	[5]	342,166	114,056	20,000	17,380,347
Jeffrey A. Schwaneke	12/10/2019	92,500	925,000	1,850,000	—	—		—		—	—
	12/10/2019	185,000	925,000	1,850,000	—	—		—		—	—
	12/10/2019	—	—	—	12,000	60,000	[5]	120,000	40,000	—	5,917,000
Mark J. Brooks	12/10/2019	70,000	700,000	1,400,000	—	—		—		—	—
	12/10/2019	140,000	700,000	1,400,000	—	—		—		—	—
	12/10/2019	—	—	—	4,800	24,000	[5]	48,000	16,000	—	2,366,800
Brandy L. Burkhalter	12/10/2019	82,500	825,000	1,650,000	—	—		—		—	—
	12/10/2019	165,000	825,000	1,650,000	—	—		—		—	—
	12/10/2019	—	—	—	12,000	60,000	[5]	120,000	40,000	—	5,917,000
Jesse N. Hunter	12/10/2019	78,500	785,000	1,570,000	—	—		—		—	—
	12/10/2019	157,000	785,000	1,570,000	—	—		—		—	—
	12/10/2019	—	—	—	6,000	30,000	[5]	60,000	20,000	—	2,958,500

1
The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the range of annual and long-term cash incentive awards as described in the sections titled "Annual Cash Incentive" and "Cash LTIP Award Performance Targets" in the Compensation Discussion and Analysis, above.

2
The amounts shown in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the range of shares that may be earned at the end of the performance period applicable to our PSUs assuming achievement of the relevant performance objectives, as described in the section titled "Long-Term Incentives" in the Compensation Discussion and Analysis, above.

3	The amounts shown in the All Other Stock Awards column represent the RSUs described in the section titled "Long-Term Incentives" in the Compensation Discussion and Analysis, above.
4	The amounts shown in the Grant Date Fair Value of Stock Awards column represent the grant date fair value, measured in accordance with ASC 718.
5
Equity incentive grants contain a performance condition based upon our 2020 to 2022 cumulative pre-tax margin and compound revenue growth. For performance between the threshold and the target or the target and the maximum, the number of PSUs earned will be interpolated.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs and PSUs held by our NEOs on December 31, 2019:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)[1]	Option Expiration Date[1]	Number of Shares or Units of Stock That Have Not Vested (#)[2]		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Michael F. Neidorff	20,000	—	$28.51	12/14/2026	42,668	[4]	$2,682,537	120,000	[7]	$7,544,400
	—	20,000	59.62	12/11/2029	68,258	[5]	4,291,380	192,000	[8]	12,071,040
	—	—	—	—	114,056	[6]	7,170,701	153,580	[9]	9,655,575
	—	—	—	—	—		—	171,083	[10]	10,755,988
	—	—	—	—	—		—	426,600	[11]	26,820,342
Jeffrey A. Schwaneke	—	—	—	—	8,000	[12]	502,960	36,000	[8]	2,263,320
	—	—	—	—	26,668	[13]	1,676,617	60,000	[9]	3,772,200
	—	—	—	—	40,000	[14]	2,514,800	60,000	[10]	3,772,200
	—	—	—	—	—		—	75,840	[11]	4,768,061
Mark J. Brooks	—	—	—	—	3,948	[12]	248,211	17,760	[8]	1,116,571
	—	—	—	—	8,534	[13]	536,533	19,200	[9]	1,207,104
	—	—	—	—	16,000	[14]	1,005,920	24,000	[10]	1,508,880
	—	—	—	—	—		—	37,920	[11]	2,384,030
Brandy L. Burkhalter	—	—	—	—	3,200	[12]	201,184	14,400	[8]	905,328
	—	—	—	—	10,000	[16]	628,700	36,000	[9]	2,263,320
	—	—	—	—	16,000	[13]	1,005,920	60,000	[10]	3,772,200
	—	—	—	—	40,000	[14]	2,514,800	37,920	[11]	2,384,030
Jesse N. Hunter	—	—	—	—	5,600	[12]	352,072	25,200	[8]	1,584,324
	—	—	—	—	8,534	[13]	536,533	30,000	[9]	1,886,100
	—	—	—	—	4,800	[17]	301,776	30,000	[10]	1,886,100
	—	—	—	—	20,000	[14]	1,257,400	66,360	[11]	4,172,053

1
The option price for each grant is equal to the previous day's closing market price. The unvested options granted to Mr. Neidorff vest in three equal installments on the anniversary of the grant date beginning on December 11, 2020.

2	Upon the occurrence of a change in control, any unvested RSUs and PSUs will vest, with the PSUs vesting at the greater of the actual or target level of performance.
3	Determined with reference to $62.87, the closing stock price of a share of Centene common stock on December 31, 2019.
4	The RSUs vest on December 13, 2020.
5	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 12, 2020.
6	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 11, 2020.
7
The RSUs vest and become non-forfeitable on the date that Mr. Neidorff has identified a successor Chief Executive Officer. Vested RSUs shall be converted into shares of Centene common stock and distributed to Mr. Neidorff on the later of (i) the January 15 following the year in which Mr. Neidorff's date of termination occurs, or (ii) the date which is six months after Mr. Neidorff's date of termination.

8	The PSUs will vest or be forfeited based on the attainment of the applicable performance metric when the Company releases 2020 earnings, in 2021.
9	The PSUs will vest or be forfeited based on the attainment of the applicable performance metric when the Company releases 2021 earnings, in 2022.
10	The PSUs will vest or be forfeited based on the attainment of the applicable performance metric when the Company releases 2022 earnings, in 2023.
11	The PSUs vested upon the Company's release of 2019 earnings in February 2020.
12	The RSUs vest on December 12, 2020.
13	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 11, 2020.
14	The RSUs vest in three equal installments on the anniversary of the grant date beginning on December 10, 2020.
16	The RSUs vest in two equal installments on the anniversary of the grant date beginning on June 21, 2020.
17	The RSUs vest in two equal installments on the anniversary of the grant date beginning on December 19, 2020.

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Option Exercises and Stock Vested Table

The following table shows the number of shares of our stock acquired by our NEOs in 2019 upon exercise of options or vesting of RSUs or PSUs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael F. Neidorff	—	$—	252,165	$28,294,487
Jeffrey A. Schwaneke	—	—	50,561	5,761,371
Mark J. Brooks	—	—	11,167	1,178,888
Brandy L. Burkhalter	—	—	28,305	3,190,207
Jesse N. Hunter	—	—	44,808	5,146,895

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Nonqualified Deferred Compensation Table

Under the Company's Deferred Compensation Plan, the NEOs may contribute a designated percentage of salary and / or bonus into the plan which serves as an excess savings plan due to tax limitations under our tax qualified 401(k) plan. The following table shows the change in the Nonqualified Deferred Compensation balances for our NEOs, as well as the market value of deferred restricted stock units for Michael Neidorff as discussed in Footnote 5, for the fiscal year ended December 31, 2019:

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings (Losses) in Last FY ($) [3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) [4]
Michael F. Neidorff	$360,000	$183,715	$1,422,470	$(570,903)	$14,608,053
					251,480,000	[5]
Jeffrey A. Schwaneke	189,313	71,820	144,485	—	750,005
Mark J. Brooks	123,596	44,013	64,002	—	372,570
Brandy L. Burkhalter	—	—	2,847	—	12,288
Jesse N. Hunter	163,851	57,438	497,435	—	2,270,421

1	Executive contributions are included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
2	All registrant contributions are included in the All Other Compensation column in the Summary Compensation Table.
3
The Company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Investment options in the Deferred Compensation Plan are substantially the same as the 401(k) plan, with the exception of the investment in Centene common stock. The returns on the investments available to employees during 2019 ranged from 2% to 37%, with a median return of 28% for the year ended December 31, 2019.

4
The amounts shown in the Aggregate Balance at Last Fiscal Year-End column include money the Company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it until a later time. For fiscal 2019, the amounts described in Footnote 1 above are included in the Summary Compensation Table as described in Footnote 1. For fiscal 2018, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff - $360,000; Mr. Schwaneke - $47,913; Mr. Brooks - $32,942; Mr. Hunter - $161,858. For fiscal 2017, the following aggregate amounts of executive contributions were included in the Summary Compensation Table: Mr. Neidorff - $323,169; Mr. Schwaneke - $123,878; Mr. Hunter - $135,632. For prior years, all amounts contributed by a NEO in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

5
Pursuant to the terms of the grant agreement, the receipt of 4,000,000 RSUs that vested from 2009 through 2014 has been deferred until retirement. The total value of the RSUs is reflected in the aggregate balance based on the December 31, 2019 market value.

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Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs upon termination or a change in control. Generally, pursuant to our executive agreements, a change in control is deemed to occur:

•	If any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;

•
If a majority of the incumbent Board of Directors are replaced. For these purposes, the incumbent Board of Directors means the directors who were serving as of the effective date of the applicable executive agreement and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors, other than in connection with a proxy contest; or

•
Upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

The amounts presented below assume the termination or change in control occurred as of December 31, 2019. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the 'Nonqualified Deferred Compensation Table'. The applicable agreements are discussed in the CD&A under the heading “Employment Contracts, Termination of Employment Arrangements, Change in Control Arrangements, and Retirement Provisions” included in this proxy statement. The change in control cash payments are subject to the conditions of the "double-trigger" criteria in each of the NEO's employment agreements. The equity award acceleration amounts below were calculated using the closing price of our common stock on December 31, 2019 of $62.87. In the Change in Control column, the Cash LTIP and PSU awards are included at the greater of the target or actual level of performance as of December 31, 2019.

Michael F. Neidorff

Executive Benefits and Payments Upon Terminations	Voluntary Termination/Retirement	Involuntary Not for Cause or Voluntary with Good Reason Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$1,875,000	$—	$—	$—	$1,875,000
Pro rata Bonus Payment	2,250,000	2,250,000	—	2,250,000	2,250,000	2,250,000
Unvested Stock Option Spread	65,000	65,000	—	65,000	65,000	65,000
Unvested RSUs and PSUs	80,991,963	80,991,963	—	80,991,963	80,991,963	86,809,739
Cash LTIP	7,965,000	7,965,000	—	7,965,000	7,965,000	7,983,000
Welfare Benefits Values	2,942,458	2,942,458	—	6,395,813	2,942,458	2,942,458

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Jeffrey A. Schwaneke

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$860,000	$—	$—	$—	$4,770,000
Pro rata Bonus Payment	—	860,000	—	—	—	860,000
Unvested RSUs and PSUs	—	6,947,575	—	7,652,914	7,652,914	21,086,849
Cash LTIP	—	1,039,500	—	1,789,500	1,789,500	2,570,675
Welfare Benefits Values	—	23,252	—	1,608,000	—	45,480
Outplacement	—	10,000	—	—	—	10,000

Mark J. Brooks

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$600,000	$—	$—	$—	$2,950,000
Pro rata Bonus Payment	—	600,000	—	—	—	600,000
Unvested RSUs and PSUs	—	3,235,730	—	3,576,989	3,576,989	8,661,560
Cash LTIP	—	346,500	—	863,167	863,167	1,400,750
Welfare Benefits Values	—	23,252	—	548,000	—	45,480
Outplacement	—	10,000	—	—	—	10,000

Brandy L. Burkhalter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$750,000	$—	$—	$—	$3,750,000
Pro rata Bonus Payment	—	750,000	—	—	—	750,000
Unvested RSUs and PSUs	—	4,240,770	—	3,992,999	3,992,999	14,681,302
Cash LTIP	—	693,000	—	1,234,667	1,234,667	1,847,500
Welfare Benefits Values	—	8,255	—	1,698,000	—	15,191
Outplacement	—	10,000	—	—	—	10,000

Jesse N. Hunter

Executive Benefits and Payments Upon Terminations	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change in Control
Severance	$—	$750,000	$—	$—	$—	$4,000,000
Pro rata Bonus Payment	—	750,000	—	—	—	750,000
Unvested RSUs and PSUs	—	5,362,308	—	5,917,953	5,917,953	12,968,899
Cash LTIP	—	1,001,000	—	1,692,667	1,692,667	2,406,650
Welfare Benefits Values	—	23,252	—	3,450,000	—	468,629
Outplacement	—	10,000	—	—	—	10,000

69 Centene Corporation

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CEO to Median Employee Pay Ratio Information

Pursuant to Item 402(u) of Regulation S-K, we have included below a disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of our CEO, Mr. Neidorff. Since the applicable SEC rules allow companies to use a variety of methods to determine this ratio, the ratio disclosed by the Company may not be comparable to the ratio disclosed by other companies.

Mr. Neidorff's annual total compensation for the year ended December 31, 2019 was $26,448,425, which reflects the amount reported in the Summary Compensation Table of this proxy statement plus $10,000 of the Company-paid portion of Mr. Neidorff’s medical plan premiums. Due to multiple acquisitions, the Company recalculated our median employee for 2019. The annual total compensation for the median employee for the year ending December 31, 2019 was $68,987, inclusive of the Company-paid portion of the employee's medical plan premiums. Mr. Neidorff's annual total compensation was 383 times that of our median employee's pay.

In determining the median employee, we examined total cash compensation (i.e. base wages plus short-term incentive payments) for individuals, excluding our CEO, who were employed by the Company as of December 31, 2019. During this analysis, the compensation for employees hired during the year was annualized. We included all employees, whether employed on a full-time, part-time or temporary basis, except approximately 260 employees in the United Kingdom and 940 employees in Spain which were excluded under the de minimis exemption, and approximately 4,700 employees related to acquisitions that closed during 2019. This resulted in 51,188 employees being included in our median employee calculation.

After identifying the median employee, we calculated annual total compensation of the employee using the same methodology used for our NEOs within the Summary Compensation Table of this proxy statement, plus company-paid medical plan premiums capped at $10,000.

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OTHER MATTERS

Other Matters

Information About Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2020, for:

•	each person, entity or group of affiliated persons;

•	entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our NEOs and directors (three of whom are nominated for re-election or election); and

•	all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Outstanding Shares		Shares Acquirable Within 60 Days		Total Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	63,143,960		—		63,143,960		10.8
100 Vanguard Blvd. Malvern, PA 19355
T. Rowe Price Associates, Inc.	47,432,353		—		47,432,353		8.1
100 East Pratt Street Baltimore, MD 21202
BlackRock, Inc.	43,455,006		—		43,455,006		7.4
55 East 52nd Street New York, NY 10055
Capital World Investors	36,150,812		—		36,150,812		6.2
333 South Hope Street Los Angeles, CA 90071
Michael F. Neidorff	2,545,757		4,384,982	[1]	6,930,739		1.2
Robert K. Ditmore	859,738	[2]	207,335		1,067,073	[3]	*
Kenneth Burdick	920,408		—		920,408		*
John R. Roberts	200,480	[4]	191,046		391,526	[3]	*
Tommy G. Thompson	192,266		190,085		382,351	[3]	*
Jesse N. Hunter	351,395		—		351,395		*
Frederick H. Eppinger	158,942		165,604		324,546	[3]	*
Brandy Burkhalter	229,340		—		229,340		*
David L. Steward	9,860		199,015		208,875	[3]	*
Orlando Ayala	184,330		3,300		187,630		*
Jeffrey A. Schwaneke	182,456		—		182,456		*
Richard A. Gephardt	70,147		11,965		82,112	[3]	*
William Trubeck	81,339		—		81,339		*
Mark Brooks	55,596		—		55,596		*
Jessica L. Blume	26,700		3,300		30,000		*
H. James Dallas	15,644		—		15,644		*
Lori J. Robinson	10,000		—		10,000		*
All directors and executive officers as a group (20 persons)	6,137,876		5,356,632		11,494,508		1.9

*	Represents less than 1% of outstanding shares of common stock.
1
Of shares acquirable within 60 days, 4,000,000 were granted in the form of RSUs, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. 2,400,000 of the shares vested in November 2009 and 320,000 of the shares vested in each of November 2010 through 2014 and will be distributed on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff's employment and (b) the date that is six months after Mr. Neidorff's “separation of service” as defined in the Code.

2
Mr. Ditmore's outstanding shares include 312,400 shares owned by family members, family partnerships or trusts. Mr. Ditmore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

3
Shares beneficially owned by Messrs. Ditmore, Roberts, Thompson, Eppinger, Steward, and Gephardt include 204,035, 187,746, 186,785, 162,304, 195,715, and 8,665, respectively, represent RSUs acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

4	Mr. Roberts' outstanding shares include 175,448 shares owned by trusts and 5,032 shares owned by a charitable fund.

71 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

As of February 28, 2020, there were 586,810,719 shares of our common stock outstanding, net of treasury shares. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of February 28, 2020. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.

No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is based on Schedule 13G/A filed with the SEC on February 12, 2020, by such firm, related to their Centene ownership. The Vanguard Group, Inc. beneficially owns 44,366,888 shares. Of the shares The Vanguard Group, Inc. owns, it has sole voting power over 637,941 shares and sole dispositive power over 43,654,970 shares. Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is also based on Schedule 13G/A filed with the SEC on February 12, 2020, by such firm, related to their WellCare ownership. The Vanguard Group, Inc. beneficially owns 18,777,072 converted Centene shares (using the 3.38 acquisition exchange ratio). Of the converted shares The Vanguard Group, Inc. owns, it has sole voting power over 266,158 shares and sole dispositive power over 18,477,300 shares.

Information with respect to the outstanding shares beneficially owned by T. Rowe Price Associates, Inc. is based on Schedule 13G/A filed with the SEC on February 14, 2020, by such firm, related to their Centene ownership. T. Rowe Price Associates, Inc. beneficially owns 38,770,073 shares. Of the shares T. Rowe Price Associates, Inc. owns, it has sole voting power over 15,022,708 shares and sole dispositive power over 38,770,073 shares. Information with respect to the outstanding shares beneficially owned by T. Rowe Price Associates, Inc. is also based on Schedule 13G/A filed with the SEC on February 14, 2020, by such firm, related to their WellCare ownership. T. Rowe Price Associates, Inc. beneficially owns 8,662,280 converted Centene shares (using the 3.38 acquisition exchange ratio). Of the converted shares T. Rowe Price Associates, Inc. owns, it has sole voting power over 3,045,369 shares and sole dispositive power over 8,662,280 shares.

Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G/A filed with the SEC on February 5, 2020, by such firm, related to their Centene ownership. BlackRock, Inc. beneficially owns 31,275,413 shares. Of the shares BlackRock, Inc. owns, it has sole voting power over 27,340,774 shares and sole dispositive power over 31,275,413 shares. Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is also based on Schedule 13G/A filed with the SEC on February 12, 2020, by such firm, related to their WellCare ownership. BlackRock, Inc. beneficially owns 12,179,593 converted Centene shares (using the 3.38 acquisition exchange ratio). Of the converted shares BlackRock, Inc. owns, it has sole voting power over 10,720,325 shares and sole dispositive power over 12,179,593 shares.

Information with respect to the outstanding shares beneficially owned by Capital World Investors is based on Schedule 13G filed with the SEC on February 14, 2020, by such firm, related to their Centene ownership. Capital World Investors beneficially owns 36,150,812 shares. Of the shares Capital World Investors owns, it has sole voting and sole dispositive power over 36,150,812 shares.

Centene Corporation 72

2020 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Delinquent Section 16(a) Reports

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no reports were required, all Section 16(a) filing requirements during 2019 were complied with on a timely basis.

If an executive officer or member of the Board wants to sell shares of the Company's stock, we require them to sell through a Rule 10b5-1 sales plan in order to afford themselves affirmative defenses, protections and safeguards provided by Rule 10b5-1 promulgated under the Exchange Act.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who wishes to present a proposal, including nomination of a director, for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders must submit the proposal in writing to Christopher A. Koster, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, before November 13, 2020. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2021 Annual Meeting of Stockholders pursuant to our By-Laws (and not under SEC rules). In that case, the proposal would not be required to be included in our proxy statement for our 2021 Annual Meeting of Stockholders and the proposal must be received by our Secretary not less than 120 days nor more than 150 days before the first anniversary of the 2020 Annual Meeting. This notice must include the information required by the provisions of our By-Laws, a copy of which may be obtained by writing to our Secretary at the address specified above. The deadline for delivery of a stockholder proposal pursuant to our By-Laws would be between November 29, 2020 and December 29, 2020.

In February 2018, we adopted an amendment to the Company's By-Laws to implement proxy access. Under the amended By-Laws, a holder, or a group of 20 or less individuals, of at least 3% of our outstanding stock continuously for at least three and a half years to nominate and included in our proxy materials director nominees constituting the greater of two individuals or 20% of the Board. Notice of director nominees submitted under Proxy Access will be received under the same conditions and deadlines as stockholder proposals pursuant to our By-Laws, as outlined above.

We have not set a date for our 2021 Annual Meeting of Stockholders. If the date of our 2021 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 28, 2021, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

73 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
OTHER MATTERS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the proxy notice or this proxy statement, our 2019 Annual Review and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call, write or e-mail us at:

Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Attn: Christopher A. Koster, Secretary
(314) 725-4477
christopher.a.koster@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

Centene Corporation 74

2020 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX A

Appendix A

RECONCILIATION OF NON-GAAP MEASURES

This proxy statement includes certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the presented GAAP financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for related GAAP financial information.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The tables below provide reconciliations of non-GAAP items.

Reconciliation of GAAP Diluted EPS to Adjusted Diluted EPS:

	Year Ended December 31,
	2019	2018	2017	2016	2015
GAAP Diluted EPS attributable to Centene	$3.14	$2.26	$2.34	$1.71	$1.44
Amortization of acquired intangible assets (1)	0.47	0.41	0.28	0.29	0.06
Acquisition related expenses (2)	0.19	0.81	0.04	0.49	0.07
Other adjustments (3)	0.62	0.06	(0.14)	(0.27)	—
Adjusted Diluted EPS	$4.42	$3.54	$2.52	$2.22	$1.57

(1)
Amortization of acquired intangible assets per diluted share are net of the income tax benefit of $0.14, $0.12, $0.16, $0.16, and $0.04 for the years ended December 31, 2019, 2018, 2017, 2016, and 2015, respectively.

(2)
Acquisition related expenses per diluted share are net of the income tax benefit of $0.06, $0.25, $0.02, $0.22, and $0.04 for the years ended December 31, 2019, 2018, 2017, 2016, and 2015, respectively.

(3)
2019 - non-cash goodwill and intangible asset impairment of $271 million or $0.57 per diluted share, net of an income tax benefit of $0.08 and debt extinguishment costs of $30 million or $0.05 per diluted share, net of an income tax benefit of $0.02;

2018 - the impact of retroactive changes to the California minimum medical loss ratio (MLR) of $30 million of expense or $0.06 per diluted share, net of an income tax benefit of $0.02;

2017 - (a) the Penn Treaty assessment expense of $56 million or $0.10 per diluted share, net of an income tax benefit of $0.06; (b) the cost sharing reduction (CSR) expense of $22 million or $0.04 per diluted share, net of an income tax benefit of $0.02; (c) the charitable contribution commitment of $40 million or $0.07 per diluted share, net of an income tax benefit of $0.05; and (d) the benefit associated with income tax reform of $125 million or $0.35 per diluted share; and

2016 - (a) the impact of retroactive changes to the California minimum medical loss ratio (MLR) of a $195 million benefit or $0.38 per diluted share, net of an income tax expense of $0.21; (b) the charitable contribution commitment of $50 million or $0.09 per diluted share, net of an income tax benefit of $0.06; and (c) the debt extinguishment cost of $11 million or $0.02 per diluted share, net of the income tax benefit of $0.01.

A-1 Centene Corporation

2020 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX A

Reconciliation of GAAP Earnings to Adjusted EBITDA ($ in millions):

	Year Ended December 31,
	2019	2016
Net earnings attributable to Centene Corporation	$1,321	$559
Income tax expense	473	599
Interest expense	412	217
Depreciation and amortization	645	281
Non-cash stock compensation expense	176	148
Impairment loss	271	—
Debt extinguishment	30	—
Adjusted EBITDA	$3,328	$1,804

Centene Corporation A-2

2020 NOTICE OF MEETING AND PROXY STATEMENT
APPENDIX B

Appendix B

2002 Employee Stock Purchase Plan, as Amended and Restated

2002 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated
The purpose of this Plan is to provide eligible employees of Centene Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"), commencing on July 1, 2002. An aggregate of 1,800,000 shares of Common Stock has been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistently therewith. The Plan is hereby amended and restated effective June 1, 2019.

1.
Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.
Eligibility. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)	they have been employed by the Company or a Designated Subsidiary for at least ninety days prior to the offering period;

(b)	they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below); and

(c)	they are not an intern, per diem, or project based employee.

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns five percent or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.
Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1 and October 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a three-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve months or less for subsequent Offerings.

4.
Participation. An employee eligible during the Open Enrollment window may participate in such Offering by electronically enrolling on the Company’s stock plan administrator’s website. The electronic enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee updates their electronic enrollment during the Open Enrollment window or withdraws from the Plan, the employee's deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

5.
Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount equal to:

(a)	from a minimum of 1.0% to a maximum of 10.0% as specified by the employee, multiplied by;

(b)	the amount of Compensation the employee receives during the Plan Period, up to a maximum of $8,333.33 of Compensation per month.

6.
Deduction Changes. An employee may decrease or discontinue the employee's payroll deduction once during any Plan Period, by updating their enrollment election on the stock plan administrator’s website at least twenty one calendar days prior to the last day of such Plan Period. An employee may not, however, increase the employee's payroll deduction during a Plan Period. If an employee elects to discontinue the employee's payroll deductions during a Plan Period, but does not elect to withdraw the employee's funds pursuant to Section 8 hereof, funds deducted prior to the employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.
Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.
Withdrawal of Funds. An employee may at any time at least twenty one calendar days prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. If an employee withdraws from participation in an Offering, he or she may participate in the immediately following Offering and any Offering thereafter in accordance with terms and conditions established by the Board or the Committee.

9.
Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole and fractional shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $833.33 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) that permits the employee’s rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate that exceeds $2,500 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each Plan Period in which the Option is outstanding at any time.

The purchase price for each share purchased will be 95% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the New York Stock Exchange or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised the employee’s Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full and fractional shares of Common Stock reserved for the purpose of the Plan that the employee’s accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10.
Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.
Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law), (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate, or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person or persons as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.
Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from the employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to the employee.

13.
Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

14.	Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.
Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.
Holding Period. By purchasing shares hereunder, absent written consent from the Company to the contrary, the employee agrees not to sell, contract to sell, make any short sale of, grant any option for the purchase of or otherwise dispose of any of said shares during the 90 day period following the Exercise Date of the Plan Period pursuant to which the shares were purchased.

17.
Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property that a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation that does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan: (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to the employee's account as of a date determined by the Board or the Committee, which date shall not be less than ten days preceding the effective date of such transaction.

18.
Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

19.
Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

20.	Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

21.
Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on The New York Stock Exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

22.	Governing Law. The Plan shall be governed by Missouri law except to the extent that such law is preempted by federal law.

23.	Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.
Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25.
Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26. Effective Date and Approval of Stockholders. The Plan took effect on April 24, 2002, and was approved by the stockholders of the Company as required by Section 423 of the Code, which approval occurred within twelve months of the adoption of the Plan by the Board. The Plan is amended by this restatement effective June 1, 2019.

AMENDMENT NO. 1
TO THE
2002 Employee Stock Purchase Plan, As Amended and Restated
March 11, 2020
WHEREAS, Centene Corporation, a Delaware corporation (the “Corporation”) sponsors the 2002 Employee Stock Purchase Plan, as amended and restated (the “ESPP”);
WHEREAS, Section 18 of the ESPP generally provides that the Board may at any time, and from time to time, amend the ESPP;
WHEREAS, the Corporation desires to amend the ESPP to provide for the issuance of an additional 5,000,000 shares of Common Stock, subject to adjustment as provided under the ESPP (the “Share Authorization”).
NOW, THEREFORE, the Corporation hereby amends the Assumed 2019 Plan as follows (this “Amendment”), which Amendment shall become effective only upon approval by the stockholders of the Corporation:

1.	The introduction to the ESPP is hereby deleted in its entirety and replaced as follows:
The purpose of this Plan is to provide eligible employees of Centene Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.001 par value (the “Common Stock”), commencing on July 1, 2002. The Plan was amended and restated effective June 1, 2019.
An aggregate of 300,000 shares of Common Stock was initially approved by the Company’s shareholders for issuance under the Plan. Following the Company’s three-for-two stock split on July 11, 2003, and two-for-one stock splits on: December 17, 2004, February 19, 2015, and February 6, 2019, an aggregate of 3,600,000 shares of Common Stock were subject to issuance under the Plan. Subject to approval by the Company’s shareholders, the Plan is hereby amended to provide for the issuance of an additional 5,000,000 shares of Common Stock, subject to adjustment as provided under the Plan.
This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistently therewith.

2.	Except as amended hereby, the Plan shall remain in full effect.

Centene Corporation B-1

CENTENE CORPORATION
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	ELECTION OF DIRECTORS
	Nominees	For	Against	Abstain

1a.	Michael F. Neidorff	☐	☐	☐

1b.	H. James Dallas	☐	☐	☐

1c.	Robert K. Ditmore	☐	☐	☐

1d.	Richard A. Gephardt	☐	☐	☐

1e.	Lori J. Robinson	☐	☐	☐

1f.	William L. Trubeck	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
		For	Against	Abstain
2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐

3.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	☐	☐	☐

4.	APPROVAL OF AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following:
		For	Against	Abstain
5.	THE STOCKHOLDER PROPOSAL ON POLITICAL SPENDING DISCLOSURES AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

6.	THE STOCKHOLDER PROPOSAL ON THE ELIMINATION OF SIMPLE MAJORITY VOTING PROVISIONS AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Review is/are available at www.proxyvote.com

CENTENE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, APRIL 28, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael F. Neidorff and Christopher A. Koster and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at Centene Plaza, 7700 Forsyth Blvd., St. Louis, Missouri 63105, on Tuesday, April 28, 2020, at 10:00 a.m. central daylight time, and at any adjournments thereof. If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "FOR" all the named nominees for director and "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposals 5 and 6, and in the discretion of the named Proxies upon such other business as may properly come before the meeting and any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side